UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ARIBA, INC.

(Name of Registrant as Specified In Its Charter)

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ARIBA, INC.

807 11th Avenue

Sunnyvale, California 94089

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Ariba, Inc., which will be held at Ariba’s Atlanta office, located at 11625 Rainwater Drive, 500-600 Northwinds Center, Suite 150, Alpharetta, GA on January 18, 2011, at 8:00 a.m. Eastern Time.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. We encourage you to read these materials carefully.

It is important that your shares be represented and voted at the Annual Meeting. Whether you plan to attend the Annual Meeting in person or not, I hope you will vote your shares as soon as possible. I encourage you to vote electronically via the Internet or by telephone prior to the meeting or, if you request paper materials, to sign and return your proxy card, so that your shares will be represented and voted at the meeting even if you cannot attend. As discussed in the Proxy Statement, voting electronically via the Internet, by telephone or by returning the proxy or voting instruction card does not deprive you of your right to attend the Annual Meeting.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Ariba. We look forward to seeing you at the Annual Meeting.

Sincerely,

ROBERT M. CALDERONI
Chairman of the Board of Directors and Chief Executive Officer

Sunnyvale, California

December 8, 2010

ARIBA, INC.

807 11th Avenue

Sunnyvale, California 94089

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held January 18, 2011

The Annual Meeting of Stockholders of Ariba, Inc. will be held at Ariba’s Atlanta office, located at 11625 Rainwater Drive, 500-600 Northwinds Center, Suite 150, Alpharetta, GA on January 18, 2011, at 8:00 a.m. Eastern Time for the following purposes:

1. To elect two (2) members of the Board of Directors to serve until the 2014 annual meeting of stockholders of the Company or until such persons’ successors have been duly elected and qualified;

2. To approve an amendment to our 1999 Equity Incentive Plan to increase the number of shares of common stock available under the plan by 8,000,000 shares and to approve the material terms of this plan for tax purposes;

3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011; and

4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the attached Proxy Statement.

Only stockholders of record at the close of business on December 1, 2010, the record date, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company’s principal executive offices located at 807 11th Avenue, Sunnyvale, California 94089 during ordinary business hours for the ten-day period prior to the Annual Meeting.

The Company is pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. The Company believes these rules allow the Company to provide its stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting of Stockholders.

By Order of the Board of Directors

Ahmed Rubaie
Executive Vice President and Chief Financial Officer

Sunnyvale, California

December 8, 2010

IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE ELECTRONICALLY VIA THE INTERNET, BY TELEPHONE, OR, IF YOU HAVE REQUESTED A PAPER COPY OF THESE DOCUMENTS, BY PROMPTLY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE PRE-ADDRESSED ENVELOPE PROVIDED. PLEASE SEE “VOTING OF SHARES” ON PAGE 2 OF THE 2011 PROXY STATEMENT FOR INFORMATION ON HOW TO VOTE YOUR SHARES AND CHANGE YOUR VOTE.

ARIBA, INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held January 18, 2011

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Ariba, Inc., a Delaware corporation (“Ariba,” the “Company”, or “us”), for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at Ariba’s Atlanta office, located at 11625 Rainwater Drive, 500-600 Northwinds Center, Suite 150, Alpharetta, GA on January 18, 2011, at 8:00 a.m. Eastern Time, and at any adjournment or postponement of the Annual Meeting. These proxy materials were first distributed or made available on or about December 8, 2010 to stockholders entitled to vote at the Annual Meeting.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement (“2011 Proxy Statement”).

VOTING RIGHTS AND SOLICITATION OF PROXIES

The Company’s common stock, $0.002 par value (the “Common Stock”), is the only type of security entitled to vote at the Annual Meeting. On December 1, 2010, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 93,316,844 shares of Common Stock outstanding. Each stockholder of record on December 1, 2010 is entitled to one vote for each share of Common Stock held by such stockholder on December 1, 2010. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative, negative and withheld votes, abstentions and broker non-votes.

Quorum Required

The Company’s bylaws provide that the holders of a majority of the Common Stock issued and outstanding and entitled to vote generally in the election of directors, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

Proposal No. 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee’s total. Stockholders may not cumulate votes in the election of directors.

Proposal No. 2. Approval of the amendment to and materials terms of the 1999 Equity Incentive Plan requires the affirmative vote of a majority of those votes present in person or by proxy and cast affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Proposal No. 3. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011 requires the affirmative vote of a majority of those votes present in person or by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Voting of Shares

If your shares of Common Stock are registered directly in your name with the Company’s transfer agent, ComputerShare, you are considered, with respect to those shares, the stockholder of record. In accordance with rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each stockholder of record, we furnish proxy materials to our stockholders on the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) by mail, you will not receive a printed copy of these proxy materials. Instead, the Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in these proxy materials. The Notice of Internet Availability also instructs you as to how you may submit your proxy on the Internet or over the telephone. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, including a proxy card, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

Shares of Common Stock held in a stockholder’s name as the stockholder of record may be voted in person at the Annual Meeting. Shares of Common Stock held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy electronically via the Internet, by telephone, or if you have requested a hard copy of these proxy materials, by returning the proxy or voting instruction card. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee.

Whether or not you are able to attend the Annual Meeting, you are urged to complete and return your proxy or voting instructions, which are being solicited by the Company’s Board of Directors (the “Board of Directors”) and which will be voted as you direct on your proxy or voting instructions when properly completed. If you hold your shares directly as the stockholder of record and do not provide directions in your proxy, your proxy will be voted FOR the nominees for election to the Board of Directors, FOR the amendment to our 1999 Equity Incentive Plan, FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting.

If you are a beneficial owner and hold your shares in street name and do not provide the organization that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of independent public accountants, but do not have discretion to vote on non-routine matters such as director elections and compensation plans.

Please note that this year the rules regarding how brokers may vote your shares have changed. We therefore encourage you to provide instructions to your broker regarding the voting of your shares.

Revocability of Proxies

You may revoke or change your proxy or voting instructions at any time before the Annual Meeting. To revoke your proxy, send a written notice of revocation or another signed proxy with a later date to the Chief Financial Officer of the Company at the Company’s Atlanta office at 11625 Rainwater Drive, 500-600 Northwinds Center, Suite 150, Alpharetta, GA 30009 before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. To revoke your voting instructions, submit new voting instructions to your broker, trustee or nominee; alternatively, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, you may attend the Annual Meeting and vote in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Attending the Annual Meeting

You are entitled to attend the Annual Meeting only if you were a stockholder of the Company as of the close of business on December 1, 2010 or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of record holders on the record date prior to your being admitted to the Annual Meeting. If you are a beneficial owner of shares held in street name, you should provide proof of beneficial ownership on the record date, such as your most recent brokerage account statement prior to December 1, 2010, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Annual Meeting.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that each of its members, other than Robert M. Calderoni, Ariba’s Chief Executive Officer, is an “independent director” as described in the listing standards of The Nasdaq Global Select Market (“Nasdaq”).

Board Leadership Structure

Currently, the Company’s Chief Executive Officer, Robert M. Calderoni, also serves as Chairman of the Board. The Board of Directors believes that the current Board leadership structure, coupled with a strong emphasis on Board independence, provides effective independent oversight of management while allowing both the Board and management to benefit from Mr. Calderoni’s crucial leadership and experience in the Company’s business. Serving as Chairman of the Board since 2003 and Chief Executive Officer since 2001, Mr. Calderoni has been the director most capable of effectively identifying strategic priorities, leading critical discussion and executing the Company’s strategy and business plans. Mr. Calderoni possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company. Independent directors and management sometimes have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the Company, while the Chief Executive Officer brings company-specific experience and expertise. The Board of Directors believes that Mr. Calderoni’s combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to its stockholders, employees and customers.

Currently, Robert E. Knowling serves as the Company’s lead independent director. The lead independent director presides over the meetings of the independent directors, serves as a liaison between the independent directors and the Chairman of the Board of Directors and Chief Executive Officer, and has such other authority as generally held by a lead independent director and as the independent directors shall determine from time to time.

Board of Directors Meetings and Committees

During the fiscal year ended September 30, 2010, the Board of Directors held nine meetings and did not act by written consent in lieu of a meeting on any occasion. For the fiscal year ended September 30, 2010, each of the current directors attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served. All of Ariba’s directors are encouraged to attend the Annual Meeting. All of Ariba’s directors were in attendance either by person or by telephone at Ariba’s 2010 annual meeting of stockholders.

During the fiscal year ended September 30, 2010, the Board of Directors had an Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, and Equity Incentive Committee.

The Board of Directors and other committees held a total of 18 executive sessions during the fiscal year ended September 30, 2010. Mr. Calderoni was not present at any of these executive sessions.

Audit Committee. During the fiscal year ended September 30, 2010, the Audit Committee of the Board of Directors (the “Audit Committee”) held eleven meetings and did not act by written consent in lieu of a meeting on any occasion. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including (i) the selection of the Company’s independent auditors, (ii) the scope of the independent auditors’ service and annual audit fees to be paid to the Company’s independent auditors, (iii) the performance of the Company’s independent auditors, (iv) the accounting practices of the Company and (v) oversight of the Company’s enterprise risk management activities. The chair of the Audit

Committee is Mr. Monahan, and the other members of the Audit Committee are Messrs. Kashnow and Johnson and Ms. Edelman. The Board of Directors has determined that each member of the Audit Committee is independent as described in applicable Nasdaq listing standards. The Board of Directors has also determined that Mr. Monahan is an “audit committee financial expert” as described in applicable rules and regulations of the Securities and Exchange Commission. A copy of the Audit Committee’s charter is publicly available on the Company’s web site at http://www.ariba.com/company/investor_governance.cfm.

Corporate Governance and Nominating Committee. During the fiscal year ended September 30, 2010, the Corporate Governance and Nominating Committee of the Board of Directors (the “Corporate Governance and Nominating Committee”) held two meetings and did not act by written consent in lieu of a meeting on any occasion. The Corporate Governance and Nominating Committee (i) reviews, considers developments in and makes recommendations to the Board of Directors regarding corporate governance policies and procedures for the Company, (ii) makes recommendations to the Board of Directors regarding candidates for membership in the Board of Directors and regarding the size and composition of the Board of Directors, and (iii) establishes procedures for the nomination process. The chair of the Corporate Governance and Nominating Committee is Mr. Kashnow, and the other members of the Corporate Governance and Nominating Committee are Mr. Newkirk and Ms. Edelman. A copy of the Corporate Governance and Nominating Committee’s charter is publicly available on the Company’s web site at http://www.ariba.com/company/investor_governance.cfm.

Compensation Committee. During the fiscal year ended September 30, 2010, the Compensation Committee of the Board of Directors (the “Compensation Committee”) held twelve meetings and did not act by written consent in lieu of a meeting on any occasion. The Compensation Committee (i) administers the Company’s stock plans, (ii) reviews the performance of, and establishes compensation programs for, the executive officers of the Company and (iii) reviews the compensation programs for other key employees, including salary and cash bonus levels and option and restricted stock grants under the Company’s stock plans. The Compensation Committee has the authority to engage independent advisors, such as compensation consultants, to assist it in carrying out its responsibilities. The Compensation Committee at present engages an outside consultant on a regular basis to advise it on the Company’s compensation practices. Additional information on the roles and responsibilities of the outside compensation consultant is provided under “Executive Compensation and Related Information” beginning on page 14 of this 2011 Proxy Statement. The chair of the Compensation Committee is Mr. Wallman and the other members of the Compensation Committee are Messrs. Newkirk and Knowling. A copy of the Compensation Committee’s charter is publicly available on the Company’s web site at http://www.ariba.com/company/investor_governance.cfm.

Compensation Committee Interlocks and Insider Participation. The Compensation Committee was formed in April 1999, and Messrs. Wallman, Newkirk and Knowling served as members during fiscal year 2010. None of these individuals was at any time during fiscal year 2010, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Equity Incentive Committee. During the fiscal year ended September 30, 2010, the Equity Incentive Committee of the Board of Directors (the “Equity Incentive Committee”) held no meetings and acted by written consent in lieu of a meeting on 28 occasions. The Equity Incentive Committee administers the Company’s equity incentive plans with respect to persons other than directors and executive officers of the Company. With respect to each calendar quarter, its authority is limited to grants of not more than 50,000 options per person per quarter and not more than 25,000 restricted shares or restricted stock units per person per quarter. The sole member of the Equity Incentive Committee is Mr. Calderoni.

Board’s Role in Risk Oversight

Risk is inherent with every business and the Company faces a number of risks, including strategic, financial, operational, legal/compliance and reputational risks. The Company’s management is responsible for the day-to-day management of the risks that the Company faces. The Board of Directors as a whole has responsibility for oversight of enterprise risk management. The Audit Committee oversees the Company’s enterprise risk management activities under direction of the Board of Directors, including reviewing policies and procedures to assess and manage exposure to enterprise risk. The role of the Board of Directors is supported by management reporting processes that are designed to provide the Board and committees visibility into the identification, assessment, and management of critical risks.

Risk Assessment of Compensation Policies and Practices

The Company has assessed the compensation policies and practices for its employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company. In reaching its conclusion, the Company examined the following factors, which have been identified by the Securities and Exchange Commission as areas of potential concern for companies:

•	If a business unit carries a significant portion of the company’s risk;

•	If compensation is structured in a significantly different manner among different business units;

•	If one business unit is significantly more profitable than other business units;

•	If compensation expense is a particularly significant percentage of a business unit’s revenues; and

•	If compensation policies vary significantly from the overall risk and reward structure of the company.

The Company’s compensation plans, which are reviewed annually, are designed to be well aligned with management objectives and investor interests and to be focused on paying for individual performance and results. Compensation of executives, including named executive officers, focuses on both a short term (cash bonus) and long term (performance based equity grant) performance to reduce the risk of undue focus on short term goals at the expense of long term goals, or vice versa. The Company does not have independently operating business units and seeks to ensure that all bonus plans are directly governed by overall company performance which further aligns bonus payments with company performance. None of the concerns specifically identified by the Securities and Exchange Commission are present in the Company’s compensation plans. This analysis was presented to both the Audit Committee and the Compensation Committee.

Consideration of Director Nominees

Director Qualifications

In assessing the appropriate size and composition of the Board of Directors, the Corporate Governance and Nominating Committee considers bona fide candidates from all relevant sources, including current members of the Board of Directors, professional search firms, stockholders and other persons. The minimum qualifications and skills that each director should possess include (i) the highest professional and personal ethics and values, (ii) broad experience at the policy-making level in business, government, education, technology or public interest, (iii) a commitment to enhancing stockholder value and (iv) sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. In addition, the Corporate Governance and Nominating Committee considers (i) various and relevant career experience, (ii) relevant skills, such as an understanding of the software business, software development, technology, finance, marketing and international commerce, (iii) financial expertise and (iv) diversity. While we do not maintain a formal policy requiring the consideration of diversity in identifying nominees for director, diversity is, as noted above, one of the factors our Corporate Governance and Nominating Committee considers in conducting its assessment of director nominees.

The Corporate Governance and Nominating Committee and the Board of Directors believe that the above-mentioned attributes, along with the leadership skills and other experiences of its board members described on pages 10-13 below, provide Ariba with a diverse range of perspectives and judgment necessary to guide Ariba’s strategies and monitor their execution.

Stockholder Recommendations and Nominees

Stockholders may propose director candidates for consideration by the Corporate Governance and Nominating Committee. Any such recommendations should be directed to the Secretary of the Company at Ariba’s headquarters at the address set forth above. In addition, the Company’s bylaws permit stockholders to nominate directors at an annual meeting of stockholders. To nominate a director, a stockholder must (i) give timely notice thereof in writing to the Secretary of the Company in accordance with the Company’s bylaws, which require that notice be received by the Secretary of the Company within the time periods described below (see “Stockholder Proposals for 2012 Annual Meeting”) and (ii) have acted in accordance with the representations set forth in a solicitation statement required by the Company’s bylaws.

Stockholder Communications with Directors

Any stockholder wishing to send written communications to the Board of Directors or a specified individual director may do so by sending them to Ariba’s headquarters at 807 11th Avenue, Sunnyvale, California 94089, Attn: General Counsel. The Company’s General Counsel will relay all such communications to the Board of Directors, or individual members, as appropriate.

Stock Ownership Guidelines

In 2007, the Board of Directors adopted stock ownership guidelines to align the interests of Ariba’s executive officers and directors with the interests of stockholders and to promote the Company’s commitment to sound corporate governance. The stock ownership guidelines were amended and restated in 2008. The stock ownership guidelines are effective for all of the Company’s current executive officers and directors, and as of October 31, 2010, all of the Company’s executive officers and directors have met their targets. Any future executive officer or director has five years from the date of appointment or election, as applicable, to meet his or her target. The stock ownership guidelines are as follows:

Chief Executive Officer	3 times salary
All other Executive Officers	1 times salary
Non-Management Directors	10,000 shares of Common Stock

Stock ownership will be deemed to include shares owned outright by the individual or his or her immediate family members; shares held in a 401(k) account; restricted stock issued, whether or not vested; shares held in trust for the benefit of the participant or his or her immediate family; and vested or unvested performance share awards, assuming achievement of target-level performance. The definition of stock expressly includes restricted stock units and performance share awards.

Failure to meet or to show sustained progress toward meeting the stock ownership guidelines may result in a reduction in an executive officer’s or director’s future long-term incentive grants and also may result in a requirement to retain all stock acquired through Company grants of equity.

Code of Ethics

In 2005, the Company adopted a Code of Business Conduct (the “Code of Conduct”). The Company requires all directors, officers, and employees to conduct themselves according to the Code of Conduct and to seek to avoid even the appearance of improper behavior. Employees are encouraged to talk to managers or other appropriate personnel about observed illegal or unethical behavior or when in doubt about the best course of action in a particular situation. The Code of Conduct is posted on the Company’s web site, and the Company also intends to post any future amendments to, or waivers granted to our executive officers, from a provision of the Code of Conduct.

Corporate Governance Document Availability

The charters of the Compensation Committee, the Audit Committee and the Corporate Governance and Nominating Committee, the Corporate Governance Guidelines, the Code of Conduct, Policies and Procedures with respect to Related Person Transactions and the Stock Ownership Guidelines may be accessed on the Company’s Web site www.ariba.com by clicking on the “Corporate Governance” section in the “Investor Relations” section. Printed copies of these documents are available upon request by contacting the General Counsel’s office, at the address noted above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership Table

The following table sets forth, as of October 31, 2010, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the Company’s outstanding shares of Common Stock, (ii) each of the Company’s directors and the executive officers named in the 2010 Summary Compensation Table on page 25 and (iii) all current directors and executive officers as a group.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided. In computing the percentage ownership of any person, the number of shares is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

	Shares Beneficially Owned as of October 31, 2010
Beneficial Owner	Number of Shares(1)	Percentage of Class(2)
FMR LLC(3)	9,291,553	9.9%
82 Devonshire Street, Boston, Massachusetts 02109

BlackRock, Inc.(4)	6,215,821	6.6
40 East 52nd Street New York, NY 10022

The Bank of New York Mellon Corporation(5)	7,646,907	8.1
One Wall Street, 31st Floor New York, New York 10286

T. Rowe Price Associates, Inc.(6)	4,728,053	5.0
100 East Pratt Street Baltimore, Maryland 21202

Robert M. Calderoni	626,844	*

Harriet Edelman	18,874	*

Robert D. Johnson(7)	58,981	*

Richard A. Kashnow(8)	63,300	*

Robert E. Knowling, Jr.(9)	50,008	*

Thomas F. Monahan(8)	96,162	*

Karl E. Newkirk(10)	123,178	*

Richard F. Wallman(11)	52,538	*

Kevin S. Costello	296,988	*

Kent L. Parker	207,827	*

Ahmed Rubaie	139,164	*

All current directors and executive officers as a group (11 people)	1,733,864	1.8%

*	Less than 1% of the outstanding shares of Common Stock.
(1)	The number of shares of Common Stock deemed outstanding includes shares issuable pursuant to stock options that may be exercised within 60 days of October 31, 2010 for the purpose of computing the percentage ownership of the person holding those options, but not for the purpose of computing the percentage ownership of any other person.
(2)	Based on 93,939,000 shares of Common Stock outstanding as of October 31, 2010.
(3)	Based on a Schedule 13G filed with the Securities and Exchange Commission on January 11, 2010 by FMR LLC. FMR LLC, may be deemed to beneficially own 9,291,553 shares. FMR LLC has sole power to vote or to direct the vote of 2,077,456 shares and sole power to dispose or to direct the disposition of 9,291,553 shares. This includes 7,083,287 shares beneficially owned by Fidelity Management & Research Company, a subsidiary of FMR LLC. Edward C. Johnson 3rd, Chairman of FMR, through control of Fidelity, has power to dispose of 7,083,287 shares and as a result of certain voting arrangements, members of the family of Edward C. Johnson 3d , may be deemed to form a controlling group with respect to FMR and thus may be deemed to be beneficial owners of the shares beneficially owned by FMR.
(4)	Based on a Schedule 13G filed with the Securities and Exchange Commission on January 29, 2010 by BlackRock, Inc. BlackRock, Inc. may be deemed to beneficially own 6,215,821 shares. BlackRock, Inc. has sole power to vote or to direct the vote of 6,215,821 shares and sole power to dispose or to direct the disposition of 6,215,821 shares.
(5)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 4, 2010 by The Bank of New York Mellon Corporation, MBC Investment Corporation, Neptune LLC, Mellon International Holdings S.A.R.L., BNY Mellon International Limited, Newton Management Limited, and Newton Investment Management Limited. The Bank of New York Mellon Corporation is the beneficial owner of, and has sole voting power with respect to, 7,182,253 shares, shared voting power with respect to 276,808 shares, sole dispositive power with respect to 7,628,857 shares and shared dispositive power with respect to 10 shares.
(6)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2010 by T. Rowe Price Associates, Inc. T. Rowe Price Associates, Inc, may be deemed to beneficially own 4,728,053 shares. T. Rowe Price Associates, Inc. has sole voting power of 1,030,000 shares and sole dispositive power of 4,728,053 shares.
(7)	Includes stock options exercisable within the next 60 days totaling 25,000 shares of Ariba Common Stock.
(8)	Includes stock options exercisable within the next 60 days totaling 62,500 shares of Ariba Common Stock.
(9)	Includes stock options exercisable within the next 60 days totaling 39,165 shares of Ariba Common Stock.
(10)	Includes stock options exercisable within the next 60 days totaling 79,516 shares of Ariba Common Stock.
(11)	Includes stock options exercisable within the next 60 days totaling 40,000 shares of Ariba Common Stock.

Equity Compensation Plan Information

The following table sets forth as of September 30, 2010 certain information regarding our equity compensation plans.

	A		B		C
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)
Equity compensation plans approved by security holders	425,759		$10.99		8,271,892	(1)
Equity compensation plans not approved by security holders	98,971	(2)	$14.27	(2)	—
Total	524,730		$11.61		8,271,892

(1)	Includes 1.3 million shares available for future purchase under the Ariba, Inc. Employee Stock Purchase Plan. Securities available for future issuance under the Ariba, Inc. 1999 Equity Incentive Plan exclude unvested shares of restricted common stock as of September 30, 2010.
(2)	Represents shares of common stock issuable pursuant to awards outstanding under equity compensation plans assumed by us in connection with our fiscal year 2004 merger with FreeMarkets.

1999 Equity Incentive Plan

The Company’s Board of Directors approved the 1999 Equity Incentive Plan (the “Incentive Plan”) on April 20, 1999 and most recently amended on December 3, 2010. Any shares not issued under the Company’s 1996 Stock Plan (the “1996 Stock Plan”) and any shares repurchased pursuant to the 1996 Stock Plan will also be available for grant under the Incentive Plan. Under the Incentive Plan, eligible employees, outside directors and consultants may be granted stock options, stock appreciation rights, restricted shares or stock units. The exercise price for incentive stock options and nonstatutory options may not be less than 100% and 85%, respectively, of the fair value of common stock at the option grant date. As of September 30, 2010, 7.0 million shares are available for grant under the Incentive Plan (including shares transferred from the 1996 Stock Plan since September 22, 1999). As of September 30, 2010, there were 349,000 shares outstanding in connection with options granted under the Incentive Plan, including shares transferred from the 1996 Stock Plan since September 22, 1999.

Employee Stock Purchase Plan

The Company’s Board of Directors adopted the Employee Stock Purchase Plan (the “Purchase Plan”) on April 20, 1999 and most recently amended on March 11, 2009. Under the Purchase Plan, eligible employees may purchase common stock in an amount not to exceed 1,000 shares per period. The purchase price per share equals 85% of the common stock’s fair value at the end of the defined purchase period. As of September 30, 2010, there have been 5.8 million shares issued under the Purchase Plan and 1.3 million shares are available for future issuance.

FreeMarkets Stock Plans

On July 1, 2004, the Company assumed the FreeMarkets, Inc. Second Amended and Restated Stock Incentive Plan and Broad Based Equity Incentive Plan (the “FreeMarkets Plans”). The FreeMarkets Plans were not approved by the Company’s stockholders. On October 11, 2007, our Compensation Committee amended and restated the Second Amended and Restated Stock Incentive Plan. This Third Amended and Restated Stock Incentive Plan provides for the grant of stock units representing the equivalent of shares of Ariba’s common stock, the grant of incentive stock options to employees at prices not less than 100% of the fair market value of the common stock on the date of grant and for the grant of nonstatutory stock options to employees, consultants, advisers and outside directors at a price determined by the Board of Directors. The Broad Based Equity Incentive Plan provides for the grant of nonstatutory stock options to employees (other than officers), consultants and advisers at a price determined by the Board of Directors. Options expire not later than ten years from the date of grant. As of September 30, 2010, there were 99,000 options outstanding in connection with options granted under the FreeMarkets Plans.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s certificate of incorporation provides for a classified board of directors. There are three classes of directors, with each class of directors serving three-year terms that end in successive years. Ariba currently has authorized eight directors. The class of directors standing for election at the Annual Meeting consists of two directors. The two directors will be elected at the Annual Meeting to serve until the 2014 annual meeting of stockholders of Ariba or until their successors are elected and qualified.

The directors being nominated for election to the Board of Directors (each, a “Nominee”), their ages as of December 1, 2010, their positions and offices held with Ariba and certain biographical information are set forth below.

The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event that any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the current Board of Directors to fill the vacancy. As of the date of this 2011 Proxy Statement, the Board of Directors is not aware that any Nominee is unable or will decline to serve as a director. The two Nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of Ariba. Abstentions and broker non-votes will not be counted toward an individual’s total. Proxies cannot be voted for more than two individuals.

Nominee	Age	Year Term Expires	Positions and Offices Held with the Company
Robert M. Calderoni	50	2014	Chairman of the Board of Directors and Chief Executive Officer
Robert E. Knowling, Jr.	55	2014	Director

Robert M. Calderoni, has served as Chairman of the Board of Directors since July 2003 and as the Company’s Chief Executive Officer and a director since 2001. From 2001 to 2004, Mr. Calderoni also served as the Company’s President. In 2001, Mr. Calderoni served as the Company’s Executive Vice President and Chief Financial Officer. In addition to serving as a director of the Company, he is also a member of the boards of directors of Juniper Networks, Inc. and KLA-Tencor Corporation. Mr. Calderoni holds a Bachelor of Science degree in accounting and finance from Fordham University. As the Chief Executive Officer of the Company, Mr. Calderoni is able to provide the Board with an understanding of the Company’s products and technology as well as provide expert perspective on industry trends and opportunities. Mr. Calderoni’s experience with the Company offers the Board insight to the evolution of the Company, including from execution, cultural, operational, competitive and industry points of view. See also “Corporate Governance—Board Leadership Structure” on page 4.

Robert E. Knowling, Jr. has served as a director of the Company since July 2000 and currently serves as the Company’s lead independent director. Mr. Knowling is currently Chairman of Eagles Landing Partners. From June 2005 to March 2009, Mr. Knowling served as Chief Executive Officer of Telwares Communications, LLC (formerly Vercuity Solutions, Inc.), a supplier of telecom expense management services. From January 2003 to May 2005, Mr. Knowling served as Chief Executive Officer of the New York Leadership Academy at the New York City Board of Education. From 2001 to 2003, Mr. Knowling served as Chairman and Chief Executive Officer of SimDesk Technologies, a software development company. Mr. Knowling served as President and Chief Executive Officer of Covad Communications Company, a broadband service provider, from 1998 to 2000. He also served as Chairman of the Board of Directors of Covad in 1999 and 2000. In addition to serving as a director of the Company, he is also a member of the boards of directors of Heidrick & Struggles International, Inc. and Roper Industries, Inc and in the past five years has served as a member of the boards of Immune Response Corporation and Aprimo, Inc. Mr. Knowling holds a Bachelor of Arts degree in theology from Wabash

College and a Master of Business Administration from Northwestern University’s Kellogg Graduate School of Business. Mr. Knowling brings to the Board a broad array of institutional knowledge and historical perspective on our business. Having served in senior corporate management roles since 1996, including as a Chief Executive Officer, Mr. Knowling is able to deliver important insights to our management team and other directors on subjects ranging from executive compensation and corporate governance to procurement and technology matters.

Our Board of Directors recommends a vote “For” the Nominees listed above.

Set forth below is information regarding each of the continuing directors of Ariba, including his or her age as of December 1, 2010, the period during which he or she has served as a director, and certain information as to principal occupations and directorships held by him or her in corporations whose shares are publicly registered.

Continuing Directors—Term Ending in 2012

Harriet Edelman, age 54, has served as a director of the Company since July 2008. Ms. Edelman currently is Vice Chairman, Emigrant Bank. From 2008 to 2010, she served as I.T. Advisor to the Chairman, Emigrant Bank. From 1979 to 2008, Ms. Edelman was employed at Avon Products, Inc., a leading global beauty company with over $10 billion in annual revenue. Ms. Edelman held a number of leadership roles at Avon Products throughout her career and most recently served as Senior Vice President & Chief Information Officer. Ms. Edelman also serves as a director of Brinker International, Inc., an owner, operator and franchisor of restaurants, and as Vice President of the Board of the Police Athletic League of New York and is a director of the Girl Scouts, USA. Ms. Edelman holds a Bachelor of Music degree from Bucknell University and a Master of Business Administration from Fordham University. Ms. Edelman brings her understanding and knowledge as a senior officer in a worldwide retail company in areas of information technology and supply chain management, and experience serving as a director on public company boards. She provides a unique insight into the strategic integration of technology into a large retail company environment as well as understanding of finance and global supply chain matters.

Richard A. Kashnow, age 68, has served as a director of the Company since April 2003. Since 2003, Mr. Kashnow has been self-employed as a consultant. From 1999 until 2003, Mr. Kashnow served as President of Tyco Ventures, the venture capital unit he established for Tyco International, Inc., a diversified manufacturing and services company. From 1995 to 1999, he served as Chairman, Chief Executive Officer, and President of Raychem Corporation, a global technology materials company. He started his career as a physicist at General Electric’s Corporate Research and Development Center in 1970. During his seventeen years with GE, he progressed through a series of technical and general management assignments. He served in the U.S. Army between 1968 and 1970 and completed his active duty tour as a Captain. He also serves on the board of Electronics for Imaging, Inc. a public company specializing in printing technology and print management solutions and in the past five years has served as a member of the boards of ParkerVision, Inc., ActivCard Corp., ActivIdentity, Inc., Pillar Data Systems, and Komag, Incorporated. Mr. Kashnow received a Ph.D. in physics from Tufts University in 1968 and a BS in physics from Worcester Polytechnic Institute in 1963. Mr. Kashnow’s experience in supervising a principal financial officer as the former Chief Executive Officer of Raychem Corporation provides the Board of Directors with a perspective of an executive involved in the preparation and review of financial statements of a public company.

Robert D. Johnson, age 63, has served as a director of the Company since January 2005. From August 2006 to July 2008, Mr. Johnson served as Chief Executive Officer of Dubai Aerospace Enterprise, an aerospace, manufacturing and services corporation. From January 2005 to January 2006, Mr. Johnson was the Chairman, Aerospace of Honeywell Aerospace, a division of Honeywell Inc., a supplier of aircraft engines, equipment, systems and services. From 2000 to 2005, Mr. Johnson was the President and Chief Executive Officer of Honeywell Aerospace. In 1999 and 2000, he was President and Chief Executive Officer of AlliedSignal Aerospace, a division of AlliedSignal Inc., a supplier of aircraft engines, equipment, systems and services. From 1997 until 1999, he was President and Chief Executive Officer of Electronic and Avionics Systems, AlliedSignal

Aerospace. In addition to serving as a director of the Company, Mr. Johnson is also a member of the boards of directors of Spirit Aerosystems Holdings, Inc. and Roper Industries Inc and in the past five years has served as a member of the board of Phelps Dodge Corporation. Mr. Johnson holds a Bachelor of Arts degree in economics and mathematics from Miami University (Ohio). Mr. Johnson brings valuable knowledge in marketing, sales and production from his career. His management leadership skills provide the Board with guidance in compensation and management issues.

Continuing Directors—Term Ending in 2013

Thomas F. Monahan, age 61, has served as a director of the Company since July 2003. In 2003, after six years as Dean of the College of Commerce and Finance at Villanova University, he returned to the faculty in the John M. Cooney Endowed Professorship in Accounting. Mr. Monahan received his Ph.D. in Accounting from Temple University, his Master of Business Administration in Finance from Rutgers University and his Bachelor of Science degree in Economics from Hofstra University. He is a Certified Public Accountant. Mr. Monahan possesses knowledge of accounting and finance that strengthens the Board’s collective knowledge, capabilities and experience.

Karl E. Newkirk, age 69, has served as a director of the Company since July 2004. From August 2003 to July 2004, Mr. Newkirk served as a director of FreeMarkets, Inc., which the Company acquired in July 2004. From 1963 to 2001, Mr. Newkirk was employed at Accenture, Ltd (formerly known as Andersen Consulting), where he was a partner from 1972 through 2001, when Andersen Consulting became a public company. Mr. Newkirk held a number of leadership roles throughout his career at Accenture, most recently serving as the Managing Partner of the Global Enterprise Business Solutions Practice and of the Microsoft Alliance. Mr. Newkirk holds an undergraduate degree in Industrial Engineering from Case Institute of Technology and a Master of Business Administration from Case Western Reserve University. Mr. Newkirk’s historical role as a director of FreeMarkets, and his extensive experience as a consultant to companies with respect to information systems and technology, provide significant insight and expertise to our Board.

Richard F. Wallman, age 59, has served as a director of the Company since October 2002. From 1995 through 2003, Mr. Wallman served as the Senior Vice President and Chief Financial Officer of Honeywell International, Inc., a diversified technology company, and AlliedSignal, Inc. (prior to its merger with Honeywell). In addition to serving as a director of the Company, he is also a member of the boards of directors of Convergys Corporation, Roper Industries Inc. and Dana Holding Corporation and in the past five years has served as a member of the boards of Avaya, Inc., Lear Corporation, Hayes-Lemmerz International, Inc. and ExpressJet Holdings, Inc. Mr. Wallman holds a degree in electrical engineering from Vanderbilt University and a Master of Business Administration from the University of Chicago Graduate School of Business. Mr. Wallman’s leadership experience, including CFO experience and outside board experience, provide him with an informed understanding of the financial issues and risks that affect the Company.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Named Executive Officers

This section and the “Executive Compensation Tables” section that follows provide information relating to our executive compensation programs and the compensation paid to or accrued for the Company’s named executive officers during fiscal year 2010. Our named executive officers are determined in accordance with Securities and Exchange Commission rules. For fiscal year 2010, our named executive officers included all of our executive officers, Robert M. Calderoni, Kevin S. Costello, Kent L. Parker and Ahmed Rubaie (collectively, the “named executive officers”).

Compensation Discussion and Analysis

Overview of Executive Compensation Program

The Compensation Committee is responsible for approving the general components of and individual arrangements under, and overseeing operation of, our compensation program for the named executive officers. The Compensation Committee’s additional responsibilities include administering the Company’s stock plans and other compensation plans and performing such other activities and functions related to executive compensation as may be assigned from time to time by the Board. See further discussion of the Compensation Committee and its members above in the section entitled “Corporate Governance—Board of Directors Meetings and Committees—Compensation Committee.”

The components of our compensation program, which are discussed in more detail below, include base salary, annual cash bonus, equity incentive awards, benefits in the event of termination of employment under certain circumstances and certain other benefits generally offered to all Company employees. In fiscal year 2010, the Company continued its practice of offering a compensation program for our named executive officers that is highly performance-based, with a significant portion of annual total compensation at risk in the event specified performance goals are not achieved or are achieved at a level below target level performance. The fiscal year 2010 performance criteria applicable to our named executive officers were designed to support the Company’s financial and operational goals for the year.

Compensation Philosophy and Objectives

The objective of the Company’s executive compensation program is to align executive compensation with the Company’s long-term and short-term business objectives and performance. Additionally, executive compensation is designed to enable the Company to attract, retain and motivate qualified executives who are able to contribute to the long-term success of the Company.

The following specific strategies are generally utilized to guide the Company’s executive compensation decisions:

•	Compensate Competitively. The Company’s compensation programs should allow it to attract and retain the highly-qualified executive talent it needs to execute successfully its business strategy.

•	Risk and Reward. A significant portion of an executive’s compensation should be tied to his or her performance and contributions to the success of the Company.

•

Pay for Performance. If an executive performs above expectations, then the executive should be rewarded with a higher level of total compensation. Similarly, if performance is below expectations, then there should be a lower level of total compensation, including the possibility of no variable compensation.

The Compensation Committee seeks to align the interests of the Company’s stockholders and management by integrating compensation with the Company’s annual and long-term corporate strategic and financial objectives that are designed to grow our business and enhance stockholder value. In order to attract and retain the most qualified personnel, the Company intends to offer a total compensation package competitive with similarly situated companies in the high tech industry. The Compensation Committee also considers before finalizing individual compensation decisions the retention risk presented by the individual officer.

Compensation Consultants

As it has since September 2008, the Compensation Committee retained Mercer as its compensation consultant for fiscal years 2010 and 2011. Mercer did not undertake any work directly for the Company without the express permission of the Compensation Committee or its members. The Compensation Committee retained Mercer to ensure that it would receive independent advice on and market information relevant to compensation decisions. Mercer attended seven meetings of the Compensation Committee that were specifically focused on named executive officer compensation for fiscal year 2010 and, as of December 1, 2010, Mercer had attended 6 meetings of the Compensation Committee that were specifically focused on named executive officer compensation for fiscal year 2011.

During the course of its work in fiscal year 2010 and to date in fiscal year 2011, Mercer assisted the Compensation Committee by summarizing key trends in equity compensation among peer group companies, evaluating the Company’s total compensation package offered to executives in light of the Company’s compensation objectives and philosophy, reviewing and providing advice related to the peer group of companies against whose executive compensation programs the Company considers when evaluating its own program and supplying relevant market data upon request. Mercer also assisted the Compensation Committee with evaluating whether to include any proposals related to its equity compensation program in this 2011 Proxy Statement and worked with the Compensation Committee with the assistance of the Company personnel to prepare and present Proposal No. 2 related to an amendment to the Company’s 1999 Equity Incentive Plan to increase the number of shares available for future grants.

Peer Group Companies

Each year the Compensation Committee reviews compensation practices at the peer group companies to ensure that each component of compensation for named executive officers, when taken as a whole, is in line with market practices, supports our executive retention objectives and is internally equitable among our executives. The Compensation Committee then considers a number of other factors in setting compensation levels for named executive officers. These include (i) the relative mix between fixed and variable compensation and between short-term and long-term incentive compensation, (ii) the individual’s experience, skills, seniority and performance, (iii) market trends in compensation, (iv) the Company’s performance, and (v) internal fairness. As a result, the Compensation Committee only uses market data to provide context and considers a number of other factors when determining individual components of compensation, rather than targeting a specific percentile or range of percentiles of compensation at the peer group companies.

In order to determine the peer group for fiscal year 2010 (the “2010 Peer Group”), the Compensation Committee relied on Mercer’s peer group development process to yield selection criteria for identifying comparable companies based on two primary criteria: the Company’s business and its revenue. Ariba’s business criteria included direct peers (i.e. technology companies that provide various financial, sales and other solutions) and industry-related peers (e.g. software and internet software companies that provide financial, sales or customer relationship solutions). In general, companies with a revenue range of $125 million to $750 million were considered, although four companies, Brocade, Salesforce, Cadence and Sybase, were outside of this range, but were included to reflect the labor market from which Ariba attracts candidates.

Through this process, the Compensation Committee selected a 2010 Peer Group consisting of the following companies, which were the same peer group companies as Mercer had recommended to the Compensation Committee for fiscal year 2009:

• Actuate Corporation	• Advent Software	• Aspen Technology
• Blackboard, Inc.	• Brocade Communications Systems	• Cadence Design Systems
• Concur Technologies	• Epicor Software	• EPIQ Systems
• JDA Software	• Kenexa	• Manhattan Associates
• MicroStrategy Incorporated	• Openwave Systems	• Radiant Systems
• Salesforce.com	• Sybase	• TIBCO Software

The 2010 Peer Group had actual median revenue of $325 million for fiscal year 2008, which was similar to the Company’s fiscal year 2008 revenue of $328 million.

In order to determine the peer group for fiscal year 2011 (the “2011 Peer Group”), the Compensation Committee reviewed the 2010 Peer Group using Mercer’s peer group development process. Through this process, the Compensation Committee determined that it would not make any changes to the peer group constituency for fiscal year 2011. The 2011 Peer Group had actual median revenue of $344 million for fiscal year 2009, which was similar to the Company’s fiscal year 2009 revenue of $339 million.

Role of Named Executive Officers and Management in Compensation Decisions

While the Compensation Committee has overall responsibility with respect to overseeing and determining the named executive officer compensation programs, various other individuals are involved in this process. The Company’s Senior Vice President of Human Resources works directly with the chair of the Compensation Committee, management of the Company and the compensation consultant to ensure that compensation-related activities are completed according to a time and responsibility schedule. The performance criteria for the Company’s Chief Executive Officer for fiscal year 2010 were developed and evaluated by the Compensation Committee, in consultation with its compensation consultant, in support of the Company’s financial and operational goals for the year. The Compensation Committee determines the compensation of the other named executive officers in consultation with its compensation consultant and the Chief Executive Officer. As all performance criteria used for fiscal year 2010 were the same for all named executive officers and involved only corporate-level (as opposed to individual or business unit) objectives, achievement of the criteria are monitored and reported to the Committee by the Chief Executive Officer, with the support of his staff.

Compensation Components

Our named executive officer compensation programs consist of the following principal components:

•	base salary;

•	annual cash incentive bonus;

•	equity incentive awards, consisting primarily of performance-based stock units;

•	benefits in the event of termination of employment under certain circumstances; and

•	certain other benefits generally available to all salaried employees.

The Compensation Committee uses (i) base salaries to provide a minimum, fixed level of cash compensation for the executive officers, (ii) annual cash bonuses to incentivize and reward executive officers for the Company’s achieving key shorter-term financial and operating results, (iii) equity-based incentive awards to incentivize and reward executive officers for the Company’s achieving key longer-term strategic initiatives, as well as to align their interests with those of stockholders; and (iv) employment termination-related benefits to retain key executive officers, keep them focused on the Company’s business during periods when circumstances might otherwise result in their being distracted and considering other employment opportunities, and ensure that our compensation programs remain competitive. The Committee believes that the majority of the executive officers’ total compensation should consist of long-term equity incentive compensation, rather than cash, which is primarily tied to shorter-term performance.

Base Salary

Base salary represents the portion of each named executive officer’s total compensation that is fixed, or not at risk. The Compensation Committee reviews each named executive officer’s base salary annually, and it makes adjustments after considering the amount of time since the individual executive’s last salary adjustment, the named executive officer’s total compensation package, including cash incentives and equity-based incentives, the named executive officer’s contributions to the Company’s success, and other factors including competitive market factors.

The Compensation Committee reviewed executive officer base salaries for fiscal year 2010 in September 2009, including information provided by Mercer regarding the executive officers’ cash compensation history in light of the Company’s compensation philosophy and objectives. As a result of its review, the Compensation Committee determined that base salary was at an appropriate level for Messrs. Calderoni, Costello and Rubaie and annual base salary for each these officers for fiscal year 2010 remained at their same levels as for fiscal year 2009. In contrast, as a result of its September 2009 review, the Compensation Committee determined that the base salary for Mr. Parker should be adjusted given Mr. Parker’s expanded role with the Company, which had grown to include responsibility for the Research and Development organization. Accordingly, the Compensation Committee approved at that time, effective as of the beginning of fiscal year 2010, an increase in Mr. Parker’s annual base salary from $350,000 to $375,000.

With respect to fiscal year 2011, in September 2010 the Compensation Committee again reviewed with input from Mercer the executive officers’ cash compensation history in light of the compensation philosophy and objectives. As a result of this review, the Compensation Committee determined that base salary was at an appropriate level for Messrs. Calderoni, Costello and Rubaie and it made no adjustments to their base salary. The Committee decided that base salary for Mr. Parker should again be adjusted given his expanding role with the Company, as determined in the prior year, and his performance over the prior year. The Compensation Committee therefore increased Mr. Parker’s annual base salary to $400,000, effective as of the beginning of fiscal year 2011.

Bonus

The Company’s cash bonus program for executive officers is designed to allow the Company to offer cash bonus opportunities to executive officers whose individual efforts contribute to achievement of the Company’s corporate-level performance. The Compensation Committee administers this bonus program with the intent that under it an individual officer’s opportunity for a more significant bonus payment increases when both Ariba and the officer achieve higher levels of performance.

The Company’s cash bonus program for the fiscal year ended September 30, 2010, as in prior fiscal years, was administered through the Ariba Bonus Plan—Executive Officers. Under this plan, an annual target bonus amount is assigned to each participant as soon as reasonably practicable after the beginning of the fiscal year, with 50% of the actual bonus amount determined on the basis of the Company’s annual non-GAAP net income and 50% determined on the basis of the Company’s annual non-GAAP revenue. Actual payments under the bonus plan can range from 0% to 200% of the target bonus amount specified for an individual. The Ariba Bonus Plan was structured to encompass key annual targets that the Compensation Committee believes are important for measuring short-term Company performance and enhancing stockholder value. Specifically, the Compensation Committee uses non-GAAP measures of revenue and net income because it believes that these metrics are used by the Board of Directors and investors in evaluating the Company’s performance. “Non-GAAP revenue” under the Bonus Plan means revenue excluding the impact of purchase accounting adjustment-deferred revenue. “Non-GAAP net income” under the Bonus Plan means after-tax income excluding (i) restructuring costs, (ii) amortization of intangible assets, (iii) litigation benefit, (iv) stock-based compensation; (v) tax accrual reversal and (vi) transaction-related costs.

Notwithstanding that the Ariba Bonus Plan is structured as a performance-based bonus plan that is intended to pay upon achievement of pre-specified financial goals, as defined, the Compensation Committee retains discretionary authority under the terms of the plan to increase or reduce any annual bonus award based on criteria other than non-GAAP revenue and/or non-GAAP net income. The Compensation Committee has from time to time exercised its discretion under the bonus plan to vary the amounts actually paid from the amounts that would have been paid based solely upon formulaic application of performance objectives to target bonus amounts. For example, in fiscal year 2008, the Compensation Committee determined that no bonus amounts would be paid under the plan in order to conserve cash, even though Company performance would have indicated a payment of approximately 91% of the target amount under the bonus plan.

For fiscal year 2010, the Compensation Committee set the performance metrics under the Ariba Bonus Plan for the non-GAAP revenue component at $339 million and at $64 million for the non-GAAP net income component, with the actual performance level required to achieve maximum pay-out under the plan (at 200% of target) at $363 million for the non-GAAP revenue component and $76 million for the non-GAAP net income component. The target bonus amounts for each of the Executive Officers for fiscal year 2010 was as follows: Mr. Calderoni: $675,000, representing 100% of his base salary; Mr. Costello: $335,000, representing 67% of his base salary; Mr. Rubaie: $200,000; representing 50% of his base salary; and Mr. Parker: $235,000, representing 63% of his base salary.

Based on the Company’s fiscal year 2010 financial results, the Compensation Committee determined that the performance metrics for the year had been achieved at a combined rate of 167% (which reflects the average achievement on both goals as follows: 192% for the non-GAAP revenue component and 141% for the non-GAAP net income component). The Company achieved for fiscal year 2010 non-GAAP revenue of $361.1 million and non-GAAP net income of $68.6 million, representing 6% growth in non-GAAP revenue and 13% growth in non-GAAP net income over the prior year’s results. Accordingly, the Compensation Committee determined that each named executive officer other than Mr. Calderoni should receive a bonus reflecting the 167% attainment level under the bonus plan, or 167% of his target bonus. With respect to Mr. Calderoni, the Compensation Committee exercised its discretionary authority under the Ariba Bonus Plan and determined that he should receive the maximum amount of bonus permitted under the plan (200% of target bonus) taking into account actual attainment level of the two specified corporate performance objectives and certain additional factors relating to Mr. Calderoni’s individual performance coupled with overall Company performance during fiscal year 2010. The Compensation Committee made this decision based on Mr. Calderoni’s superior performance over the prior 12 months in guiding the Company through the sale of its sourcing services assets, attainment of significant growth in non-GAAP revenue and non-GAAP net income levels and growth in subscription software in network revenue.

In September 2010, the Compensation Committee, aided by Mercer, reviewed the target bonus levels for the named executive officers with respect to fiscal year 2011 in light of our compensation philosophy and objectives. As a result of its review, the Compensation Committee continued the fiscal year 2010 target bonus levels for each of the named executive officers except for Mr. Costello, whose target bonus amount was adjusted from $335,000 to $375,000, which is 75% of his base salary. This adjustment was made, in part, as recognition for Mr. Costello’s contribution in effecting the sale of the Company’s sourcing services assets and his role in overseeing the Company’s commercial organization. As in fiscal year 2010, the fiscal year 2011 performance metrics under the Ariba Bonus Plan are weighted equally, non-GAAP revenue and non-GAAP net income.

Equity Incentive Programs

The Company relies upon equity-based awards as its primary form of long-term incentive compensation and each year as part of its annual compensation review process, the Compensation Committee considers the grant of equity awards to our named executive officers. The Compensation Committee believes that well-designed equity awards best align the interests of each named executive officer with those of our stockholders and provide added incentive for named executive officers to influence the strategic direction of the Company and to create and grow value for customers, stockholders and employees. The Committee works with Mercer to structure carefully these incentives so that they focus the executive officers on achievement of the Company’s longer-term strategic initiatives. Since 2006, when the Company generally stopped granting stock options, our executive compensation programs have included restricted shares or restricted stock units, including performance unit awards. The amount of such awards granted to any individual named executive officer is generally based on the officer’s demonstrated performance, overall corporate performance, the amount and timing of prior awards to the individual officer, and the officer’s overall compensation and equity participation in the Company. Equity awards are generally performance-based, although grants made to newly-hired executive officers generally have time (service)-based vesting conditions rather than performance-based vesting.

Early in each of fiscal years 2009, 2010 and 2011, the Compensation Committee has granted performance-based stock units to its executive officers. In connection with the decision to make each of these grants, and as part of the annual compensation review process, Mercer has reviewed with the Committee the structure of the Company’s long-term incentive compensation program and each year reported that Ariba delivers a greater percentage of total compensation in long-term incentives than do its peer group companies, on average, during each annual period and that Ariba’s pay mix is more highly performance-based than the peer group companies. This structure puts a significant portion of total compensation for our executive officers at risk and, in the Compensation Committee’s view, better aligns management with stockholders’ interests than would a different balance of compensation components or other forms of long-term incentive compensation. In each year, Mercer has recommended that the Company continue to deliver a significant portion of the long-term incentive compensation in the form of performance-based equity awards and in each year the Committee has followed Mercer’s recommendation in this regard.

Subscription software revenue (“SSR”) has been the primary performance metric used by the Compensation Committee with respect to the performance-based stock units granted with respect to fiscal years 2008, 2009, 2010 and 2011 (although an additional performance metric, network revenue, is also being used with respect to the fiscal year 2011 awards, as discussed below). The Company’s major strategic initiative over the last few years has been to transition from an enterprise software company, which primarily enters into perpetual or term licenses of its software solutions that are installed by its customers behind their fire walls, to an on-demand software company, which delivers its software solutions as a service. The Committee has relied upon SSR as the primary performance metric for its recent equity awards because SSR is a key metric of the success of this transition, which the Committee believes, is critical for enhancing stockholder value over the longer term. The Committee also selected SSR because it is included in the Company’s audited financial statements and its public reports, so that stockholders can evaluate the performance metric.

Fiscal Year 2009 Performance Stock Unit Awards

The fiscal year 2009 performance stock unit awards, granted in October 2008, included SSR as the sole performance metric determining vesting of awarded shares. Additional information about the Compensation Committee’s process in connection with granting these awards was included in the Company’s proxy statement filed in January 2010. The fiscal year 2009 awards made to our named executive officers provided that, if target-level SSR performance was achieved, then each officer would be issued the following number of restricted stock unit shares: Mr. Calderoni, 325,000 shares; Mr. Costello, 150,000 shares; Mr. Parker, 110,000 shares; and Mr. Rubaie, 75,000 shares. Depending on the Company’s fiscal year 2009 SSR results, each named executive was eligible to receive 0% to 200% of the shares underlying his performance stock unit award. These awards provided that the total number of shares to be issued upon settlement of the awards would be determined based upon fiscal year 2009 SSR results, with one-third of the number of shares so determined vesting (shares issued) during November 2009 and, provided the officer continued in service, the remaining two thirds of such shares vesting (shares issued) only if the Company’s SSR performance was sustained in fiscal year 2010.

Specifically, the Compensation Committee set fiscal year 2009 SSR at $135 million at 100% of target, representing a 21% increase over $112 million of SSR in fiscal year 2008 and a 99% increase over $68 million of SSR in fiscal year 2007. The Compensation Committee determined that fiscal year 2009 SSR was $151 million, which represents 35% growth over fiscal year 2008 SSR and achievement at the 195% performance level. One-third of the performance-adjusted number of shares vested on November 15, 2009. In October 2009, the sustained SSR performance metric was established by the Compensation Committee to be $153 million or greater in SSR for fiscal year 2010. In October 2010, the Compensation Committee determined that this performance metric was met, and the remaining two-thirds of the performance-adjusted shares vested in November 2010. Consequently, as a result of SSR performance for fiscal years 2009 and 2010, the total number of performance-based stock units in which each of our named executive officers vested under the fiscal year 2009 equity grants was as follows: Mr. Calderoni, 633,750 shares; Mr. Costello, 292,500 shares, Mr. Parker, 214,500 shares, and Mr. Rubaie, 146,250 shares.

Fiscal Year 2010 Performance Stock Unit Awards

The fiscal year 2010 performance stock unit awards, granted in October 2009, again included SSR as the sole performance metric determining vesting of award shares. The Compensation Committee evaluated the selection of performance criteria prior to granting the fiscal year 2010 stock unit awards with the assistance of Mercer and determined that SSR was again an appropriate performance metric for fiscal year 2010 for the same reasons it was used as the sole performance metric in fiscal year 2009.

In November 2009, the Compensation Committee, aided by Mercer’s analysis and recommendations, made performance-based stock unit awards for fiscal year 2010 to our named executive officers that provided that, if target-level SSR performance for fiscal year 2010 was achieved, then each officer would be issued the following number of restricted stock unit shares: Mr. Calderoni, 330,033 shares; Mr. Costello, 156,766 shares; Mr. Parker, 90,759 shares; and Mr. Rubaie, 90,759 shares. The Compensation Committee set the share amounts for these awards based on the following dollar value at target-level achievement for the awards calculated based on the 30-day average closing price for the period preceding the date of grant as provided in our Equity Award Policy (discussed below): Mr. Calderoni: $4,000,000; Mr. Costello: $1,900,000; Mr. Rubaie: $1,100,000; and Mr. Parker: $1,100,000. As with the fiscal year 2009 stock unit awards, depending on the Company’s fiscal year 2010 SSR results, each named executive would be eligible to receive 0% to 200% of the shares underlying his fiscal year 2010 performance stock unit award.

The Compensation Committee changed two main features of the performance-based stock unit awards from fiscal year 2009 to fiscal year 2010. First, because it determined that it would be both a better retention device and better help focus management on longer-term business strategy, it provided that all shares vesting under these awards would vest only after two years (in November 2011), rather than (as had applied to the fiscal year 2009 awards) a portion of the shares after one year and the remainder after two years. Second, in light of this longer vesting term that applied to all the awarded shares, it provided that, in the event the Company failed to achieve sustained or improved SSR performance from fiscal year 2010 to 2011, at least 75% of the number of award shares determined based upon fiscal year 2010 achievement would vest, but only if the executive officer remained with Ariba through fiscal year 2011.

Specifically, the Compensation Committee set with respect to these stock unit awards, target fiscal year 2010 SSR at $166 million (resulting in 100% achievement of target). This SSR level represented a 10% increase over $151 million of SSR in fiscal year 2009 and a 48% increase over $112 million of SSR in fiscal year 2008. The Compensation Committee also set the sustained SSR target for fiscal year 2011 at 102% of the actual amount of SSR achieved for fiscal year 2010, with performance below this level requiring that the number of shares that will vest be determined in straight-line interpolation between 100% and 102% of fiscal year 2010 SSR performance with 75% of the share number determined based on fiscal year 2010 SSR achievement as the minimum number of shares that will vest if the service condition is satisfied.

In October 2010, the Compensation Committee determined achievement of fiscal year 2010 SSR at $174 million, which represents 15% growth over fiscal year 2009 SSR and achievement at the 153% performance level. Vesting of the fiscal year 2010 performance-based stock unit awards remains contingent upon the Company having sustained SSR performance for fiscal year 2011, as well as the executive officer’s remaining in service with Ariba until November 2011. Assuming such continued service and based upon fiscal year 2010 SSR achievement, each executive officer will vest in at least the following number of shares underlying these awards in November 2011: Mr. Calderoni, 504,950 shares; Mr. Costello, 239,852 shares; Mr. Parker, 138,861 shares; and Mr. Rubaie, 138,861 shares.

Fiscal Year 2011 Performance Stock Unit Awards

In August and September 2010, Mercer again reviewed the structure of the Company’s long term incentive compensation for the Compensation Committee. Consistent with Mercer’s recommendation, the Compensation Committee continued with respect to the fiscal year 2011 performance-based stock unit awards to named executive officers to use a performance measurement period of one year due to the difficulty of determining multi-year performance targets in an uncertain economy, but with payouts after two years based on a minimum sustained performance level and continued service. In connection with the fiscal year 2011 annual review process, the Compensation Committee re-evaluated the performance criteria to be used with the Company’s long-term equity incentive awards and, with the assistance of Mercer, determined that SSR continues to be an appropriate performance metric. In addition, the Compensation Committee considered the need for a second performance metric, because the Company’s strategic and operating plan has become increasingly focused on growth of network revenue. Network revenue includes network-related software fees paid by suppliers, buyers and third-parties in connection with use of the Company’s supplier trading network, and is a component of SSR. The Compensation Committee believes that focus on growth in network revenue will add stockholder value, and position the Company strategically within its market vis-à-vis competitors. The Compensation Committee recognized that network revenue today accounts for a smaller portion of overall Company revenues, therefore the performance measure would need to ensure that his metric is not overweighted in value.

As a result, the Compensation Committee determined to apply a network revenue metric as a second performance metric to the fiscal year 2011 performance-vesting stock units. The fiscal year 2011 stock unit awards weight the SSR performance metric at 75% of the overall value of the award and network revenue at 25% overall value.

In October 2010, the Compensation Committee, aided by Mercer’s analysis and recommendations, made performance-based stock unit awards for fiscal year 2011 to our named executive officers that provided that, if target-level SSR and network revenue performance for fiscal year 2011 is achieved, then each officer would be issued the following number of restricted stock unit shares: Mr. Calderoni, 230,681 shares; Mr. Costello, 126,874 shares; Mr. Parker, 63,437 shares; and Mr. Rubaie, 63,437 shares. As with the fiscal years 2009 and 2010 stock unit awards, depending on the Company’s fiscal year 2011 results, each named executive will be eligible to receive 0% to 200% of the shares underlying his fiscal year 2011 performance stock unit award. The actual number of shares that will be issued to each officer will depend upon the Company’s actual achievement for fiscal year 2011 with respect to SSR (for 75% of the award shares) and network revenue (for 25% of the award shares). If the minimum fiscal year 2011 performance thresholds are reached, and if performance is sustained for 2012, and if the service conditions are met, all of the performance-adjusted shares underlying these awards will vest in November 2012.

Equity Award Policy

Committees. The Board of Directors approved an Equity Award Policy in February 2007 and amended it in November 2007. The Compensation Committee may approve certain exceptions to the policy, but only at a time when trading in shares of the Company’s stock would be permitted under our trading policy. The Equity Award Policy provides that equity awards may be granted by either the Compensation Committee or the Equity Incentive Committee. The Equity Incentive Committee only has the authority to make grants to employees or consultants of the Company who are neither directors nor executive officers. See “Corporate Governance—Board of Directors Meetings and Committees—Equity Incentive Committee.”

The Compensation Committee may only make grants at a committee meeting. The Equity Incentive Committee may make grants by written consent or at a meeting attended by an employee at the Vice President level or above who is not receiving a grant. If the Equity Incentive Committee makes grants by written consent, the consent must also be signed by an employee at the Vice President level or above who is not receiving a grant. Such additional signature is required in order to substantiate the date on which the Equity Incentive Committee acted.

Timing and pricing of grants. The Compensation Committee generally grants awards to new hires or to recently promoted employees not later than the first committee meeting on or after the employee’s first day of bona fide employment or the day of the employee’s promotion. The Equity Incentive Committee grants awards to new hires or to recently promoted employees on a periodic basis. Refresh grants are considered at least annually by the applicable committee. With respect to annual refresh grants to executive officers, the Compensation Committee’s practice has been to grant such awards in connection with its annual compensation review process, generally late in the prior fiscal year or early in the applicable fiscal year. The Company does not have a policy related to the timing of equity award grants with the release of corporate information.

The 1999 Equity Incentive Plan provides that stock options be granted with an exercise price equal to the fair market value of the underlying shares of Common Stock on the date of grant, which it defines as the closing price for the relevant date (or, if that is not a trading day, the on the next preceding trading day). The Company has not granted options since 2006. When the fair market value of a share of the Company’s Common Stock is to be calculated for purposes of converting a dollar amount into a number of restricted shares or stock units, the fair market value is deemed to be equal to the average of the closing prices of the Company’s Common Stock on the 30 consecutive trading days immediately preceding the date of grant.

Grant and vesting dates. The date of grant for an equity award is generally the date of the committee meeting approving the grant or the effective date of the written consent.

Post-Employment Compensation

The Compensation Committee has considered the advisability of using employment agreements. It determined that the agreements are in the best interests of the Company and its stockholders because they allow the Company to achieve its goals of retaining the best possible executive talent and obtaining post-employment non-competition covenants from executive officers.

Mr. Calderoni and each of the other named executive officers are parties to severance or employment agreements with us, the principal terms of which are described in more detail beginning on page 28. Under these agreements, the named executive officer will receive the benefits provided under the agreement if within a certain period of time after a change in control, the officer’s employment is terminated without cause or the officer resigns for good reason. In addition, the officer will receive lesser benefits if he or she is terminated without cause or if the officer resigns for good reason not in connection with a change in control.

The Compensation Committee believes that change in control benefits, if structured appropriately, serve to minimize the distraction caused by a potential transaction and reduce the risk that key talent would leave the Company before a transaction closes. These benefits also ensure that officers will evaluate potential transactions on an objective basis. Details of each individual named executive officer’s benefits, including estimates of amounts payable in specified circumstances, are disclosed under “Potential Payments Upon Termination or Change in Control.”

Perquisites and Other Personal Benefits

The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. Except for specifically negotiated items, as described further below, or items that are immaterial in amount, the Company generally does not provide named executive officers with perquisites and other personal benefits that are not otherwise available to all employees.

As reflected in the Summary Compensation Table below, for fiscal year 2010, and in each case pursuant to arrangements negotiated at or around the time of their joining the Company, the Company reimbursed Mr. Costello for certain financial planning fees incurred and Mr. Rubaie for certain relocation expenses related to his move at the Company’s request. In addition, the Company reimbursed certain costs related to travel (for example, costs associated with airline club membership), professional organization membership or associated with the named executive officer’s or their spouse’s participation in certain events undertaken in connection with business meetings. To the extent these items are not disclosed in connection with the Summary Compensation Table for an individual, the amounts involved in aggregate fell below the required disclosure threshold.

The Company provides a comprehensive package of employee benefits to substantially all employees. These benefits include several medical insurance plans, a dental insurance plan, a group life insurance plan, a long-term disability insurance plan, a 401(k) retirement savings plan that includes Company matching contributions, and other ancillary benefits plans and policies. In addition, from time to time the Company makes tickets to cultural and sporting events available to the named executive officers for business purposes. If not utilized for business purposes, they are made available to other employees, including named executive officers, for personal use.

Stock Ownership Guidelines

The Company adopted stock ownership guidelines that require all named executive officers to hold a minimum number of shares in the Company. The stock ownership guidelines are posted on the Company’s web site under Investor Relations/ Corporate Governance. The principal terms of the stock ownership guidelines are described beginning on page 6.

Tax Implications of Executive Compensation

Deductibility of Executive Compensation

Under the federal tax laws, a publicly held company may not claim a federal income tax deduction for compensation paid to certain executive officers to the extent that the compensation exceeds $1 million per officer in any fiscal year. To qualify for an exemption from the $1 million deduction limitation, the Company’s stockholders approved a limitation under the 1999 Equity Incentive Plan on the maximum number of shares for which a participant may be granted stock options in any calendar year. Because this limitation was adopted, any compensation deemed paid to an executive officer when he or she exercises an option with an exercise price that is at least equal to the fair market value of the option shares on the grant date should qualify as performance-based compensation and should not be subject to the $1 million limitation. Other components of the executive officers’ compensation, including base salary, cash bonuses, and income realized from restricted stock and stock unit awards, are subject to the $1 million limitation. In light of the Company’s substantial net operating loss carry-forwards, the impact of any loss of federal income tax deductions is expected to be deferred and therefore not currently material.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the federal tax code provide that certain individuals, including the named executive officers, could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of our Company that exceed certain limits, and that the Company or our successor could lose a deduction for the amounts subject to the additional taxes. In order to provide a compensation program that is fully aligned with stockholder interests in the evaluation of a potential transaction, we have provided our chief executive officer with a full gross-up under certain conditions for any additional tax amounts that he may be required to pay as a result of Section 4999. Our other named executive officers have a limited gross-up that provides for a gross up payment if they receive parachute payments exceeding 330% of their average annual compensation in the change in control transaction. The gross-up, applicable to any amounts received in connection with a change in control, is payable pursuant to the severance and employment agreements described under “Severance or Employment Agreements.”

Financial Restatement

The Compensation Committee has not adopted a policy on whether or not the Company will make retroactive adjustments to any cash or equity-based incentive compensation paid to the named executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. The Compensation Committee will comply with applicable law, as in place from time to time.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement and based on this review, has recommended to the Company’s Board of Directors the inclusion of the Compensation Discussion and Analysis in this proxy statement and the Company’s annual report on Form 10-K.

Submitted by the Compensation Committee of the Ariba Board of Directors:

Richard F. Wallman, Chair

Karl E. Newkirk

Robert E. Knowling, Jr.

The foregoing Compensation Committee Report is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION TABLES

2010 Summary Compensation Table

The following table sets forth information regarding compensation earned during fiscal years 2010, 2009 and 2008 by our Chief Executive Officer, our Chief Financial Officer and our two other most highly compensated executive officers, whom we refer to collectively as our named executive officers. The individuals listed in the table below were all our executive officers in fiscal year 2010.

Name and Principal Position	Year	Salary ($)(1)	Bonus($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Robert M. Calderoni	2010	675,000	—	4,669,967	—	1,350,000	9,858	6,704,825
Chairman of the Board of Directors and Chief Executive Officer	2009	675,000	—	5,596,500	—	1,350,000	8,726	7,630,226
	2008	671,875		7,086,000	—	—	6,992	7,764,867

Ahmed Rubaie	2010	400,000	—	1,284,240	—	334,000	158,896	2,177,136
Executive Vice President and Chief Financial Officer	2009	400,000	100,000	1,291,500	—	400,000	430,085	2,621,585
	2008	79,167	100,000	1,455,783	—	—	—	1,634,950

Kevin S. Costello	2010	500,000	—	2,218,239	—	559,450	24,800	3,302,489
President	2009	500,000	—	2,583,000	—	670,000	25,121	3,778,121
	2008	497,917	—	3,543,000	—	—	24,115	4,065,032

Kent L. Parker	2010	375,000	—	1,284,240	—	392,450	9,800	2,061,490
Chief Operating Officer	2009	350,000	—	1,894,200	—	470,000	9,800	2,724,000
	2008	347,917	—	2,196,660	—	—	6,900	2,551,477

(1)	Column reflects base salary earned during the last fiscal year and includes amounts deferred by the named executive officer in accordance with the provisions of our 401(k) Plan. Base salary constituted approximately the following percentages of total compensation for our named executive officers: Mr. Calderoni, 10%; Mr. Rubaie, 18%; Mr. Costello, 15%; and Mr. Parker, 18%.
(2)	The amounts reflected in this column are the grant date fair value in the period presented as determined pursuant to stock-based compensation accounting rule FASB ASC Topic 718, excluding the effects of estimated forfeitures. The assumptions used to calculate the value of stock awards are set forth under Note 1 of the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for fiscal 2010 filed with the SEC on November 23, 2010. Additional information regarding the stock-based awards granted to our named executive officers during 2010 is set forth in the 2010 Grants of Plan-Based Awards Table.
(3)	The amounts reflected in this column are amounts paid after the end of fiscal year 2010 under the Ariba Bonus Plan—Executive Officers for performance in fiscal year 2010, as further described in “Compensation Discussion and Analysis—Compensation Components—Bonus” and the “Grant of Plan-Based Awards” table below. Cash bonuses paid under the Ariba Bonus Plan constituted approximately the following percentages of total compensation for our named executive officers: Mr. Calderoni, 20%; Mr. Rubaie, 15%; Mr. Costello, 17%; and Mr. Parker, 19%.
(4)	For fiscal 2010, this column includes:
a.	Company matching contributions under the 401(k) Plan of $9,858 for Mr. Calderoni, $11,466 for Mr. Rubaie and $9,800 each for Messrs. Costello and Parker. Similar to our other employees, named executive officers are also eligible to participate in our 401(k) Plan. At the end of each quarter, we contribute shares of Ariba common stock. Each eligible employee, including executive officers, is allocated a number of shares having a value equal to 100% of their contributions (up to 3% of their eligible compensation) plus 50% up to the next 2% of eligible compensation into the 401(k) Plan per quarter.

b.	The reimbursement of fees for personal financial services in the amount of $15,000 for Mr. Costello.
c.	$300 reimbursement of airline club membership fees for Mr. Rubaie.
d.	Payment of $145,829 made to Mr. Rubaie to reimburse him for costs related to relocating from Los Angeles, California to our Atlanta office, pursuant to the terms of his negotiated employment agreement and our request that he move his principal place of employment to Atlanta, that includes: (i) $16,097 for costs associated with attempting to sell and lease Los Angeles residence, (ii) $15,891 in travel expenses for Mr. Rubaie and his family to identify a potential residence in the Atlanta area, (iii) $34,825 in moving and shipment of household goods, (iv) $36,000 in rental costs for temporary housing in Atlanta, and (v) a gross-up payment on taxable expense reimbursements in the amount of $43,016.
e.	$1,301 reimbursement for President’s Club, a company sponsored event for certain top-performing employees in sales and other functions, as well as certain management of the Company.

2010 Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our named executive officers during the fiscal year ended September 30, 2010.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold (#)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert M. Calderoni	11/19/2009	337,500	675,000	1,350,000	123,762	412,542	660,066	4,669,975
Ahmed Rubaie	11/19/2009	100,000	200,000	400,000	34,035	113,449	181,518	1,284,243
Kevin S. Costello	11/19/2009	167,500	335,000	670,000	58,787	195,958	313,532	2,218,245
Kent L. Parker	11/19/2009	117,500	235,000	470,000	34,035	113,449	181,518	1,284,243

(1)	These columns represent possible payouts pursuant to the Company’s annual cash incentive bonus plan, the Ariba Bonus Plan—Executive Officers, for fiscal year 2010 performance. The actual payments under these awards are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table above. Actual payment reflected performance achievement at the 200%, or maximum, level for Mr. Calderoni and at the 167% level for each other named executive officer, as further described in “Compensation Discussion and Analysis—Compensation Components—Bonus.”
(2)	These amounts represent the potential long-term incentives payable pursuant to performance stock units granted in fiscal year 2010 under the Company’s 1999 Equity Incentive Plan. These awards incorporate performance goals relating to fiscal year 2010 and 2011 performance. Under these arrangements, the Compensation Committee established a series of performance targets based on our subscription software revenue for each fiscal year, with the awards providing for payouts ranging from 0% to 200% of the target amount. Achievement of the fiscal year 2010 performance goal was confirmed at the 153% level, which means that provided the named executive officer continues in service with us through November 15, 2011, he will be issued at least 75% of the shares calculated at the 153% achievement level, and might be issued additional shares depending up the level of fiscal year 2011 SSR achievement, all as further described in “Compensation Discussion and Analysis—Compensation Components—Equity Incentive Programs—Fiscal Year 2010 Performance Stock Unit Awards.”
(3)	Represents the aggregate grant date fair value of each performance stock unit award based upon the probable outcome of the performance targets, determined under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

Outstanding Equity Awards at Fiscal Year-End 2010

The following table sets forth summary information regarding the outstanding equity awards held by our named executive officers at September 30, 2010.

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Robert M. Calderoni	33,330	(2)	629,937	166,650 422,502 504,951	(3) (4) (5)	3,149,685 7,985,288 9,543,574

Ahmed Rubaie	30,889	(2)	583,802	97,500 138,862	(4) (5)	1,842,750 2,624,492

Kevin S. Costello	16,665	(2)	314,969	83,324 195,001 239,852	(3) (4) (5)	1,574,824 3,685,519 4,533,203

Kent L. Parker	11,999	(2)	226,781	49,994 143,001 138,862	(3) (4) (5)	944,887 2,702,719 2,624,492

(1)	All amounts reported in this column represent grants of time-based restricted stock granted under the Company’s 1999 Equity Incentive Plan. Shares included in this column reflect the last 33% of shares remaining under awards granted to the named executive officers in October 2007.
(2)	This represents the value of outstanding restricted stock awards and performance stock unit awards that were unvested at the end of fiscal year 2010, based on a per share value of $18.90, the closing market price of our Common Stock on the last day of the fiscal year ended September 30, 2010.
(3)	Represents the number of unvested units subject to the fiscal year 2008 performance stock unit awards granted under the Company’s 1999 Equity Incentive Plan with performance-based vesting conditions based on subscription software revenue achieved during fiscal year 2008 and continuous service of each participant through November 2010. The final 33% of each award vested in November 2010.
(4)	Represents the number of unvested units subject to the fiscal year 2009 performance stock unit awards granted under the Company’s 1999 Equity Incentive Plan with performance-based vesting conditions based on subscription software revenue achieved during fiscal years 2009 and 2010. The first 33% of each award vested in November 2009, and the remaining 67% of each award vested in November 2010.
(5)	Represents the number of unvested units subject to the fiscal year 2010 performance stock unit awards granted under the Company’s 1999 Equity Incentive Plan with performance-based vesting conditions based on subscription software revenue achieved during fiscal years 2010 and 2011. Achievement of the fiscal year 2010 performance goal with respect to these awards was confirmed at the 153% level, which means that provided the named executive officer continues in service with us through November 15, 2011, he will be issued at least 75% of the shares calculated at the 153% achievement level, and might be issued additional shares depending up the level of fiscal year 2011 SSR achievement, all as further described in “Compensation Discussion and Analysis—Compensation Components—Equity Incentive Programs—Fiscal Year 2010 Performance Stock Unit Awards” and in the “Grant of Plan-Based Awards” table above.

Stock Vested in Fiscal Year 2010

The following table sets forth certain information concerning value realized upon vesting by our named executive officers during fiscal 2010.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert M. Calderoni	411,228	4,705,829
Ahmed Rubaie	79,638	1,062,826
Kevin S. Costello	197,490	2,257,538
Kent L. Parker	133,494	1,529,403

(1)	The shares included in this balance represent 33% of the vested units subject to the fiscal year 2009 performance stock unit awards granted under the Company’s 1999 Equity Incentive Plan with performance-based vesting conditions based on subscription software revenue achieved during fiscal years 2009 and 2010; the remaining 67% of the fiscal year 2008 performance stock unit awards granted under the Company’s 1999 Equity Incentive Plan with performance-based vesting conditions based on subscription software revenue achieved during fiscal years 2009; and the second 33% of shares remaining under a time-based restricted stock award granted to the named executive officers in October 2007.
(2)	The shares included in this balance represent 33% of the vested units subject to the fiscal year 2009 performance stock unit awards granted under the Company’s 1999 Equity Incentive Plan with performance-based vesting conditions based on subscription software revenue achieved during fiscal years 2009 and 2010; and the second 33% of shares remaining under a time-based restricted stock award granted to the named executive officer in July 2007 as part of his employment agreement.

Potential Payments Upon Termination or Change In Control

The following table shows the potential payments that would be made upon a termination of employment in the circumstances described below under “Severance or Employment Agreements.” The amounts shown assume that the employment termination was effective on September 30, 2010, and are estimates that reflect the amounts that would be paid and the incremental value of benefits that would be enhanced through accelerated vesting of options and stock awards.

	Termination Within 12 Months After Change in Control					Termination Before, or More than 12 Months After, Change in Control
	Salary & Bonus ($)(1)	Vesting of Stock Awards ($)(2)(5)	Benefit Continuation ($)(4)	Tax Gross Up ($)	Total ($)	Salary & Bonus ($)(3)	Vesting of Stock Awards ($)(2)(6)	Benefit Continuation ($)(7)	Total ($)
Robert M. Calderoni	3,375,000	24,240,157	17,082	6,032,798	33,665,037	2,025,000	18,002,534	17,082	20,044,616
Ahmed Rubaie	1,200,000	5,857,242	17,082	1,787,052	8,861,376	600,000	2,426,552	11,388	3,037,940
Kevin S. Costello	2,087,500	11,501,066	14,814	3,140,390	16,743,770	835,000	5,575,311	9,876	6,420,187
Kent L. Parker	915,000	7,305,077	16,392	1,697,845	9,934,314	610,000	3,874,387	10,928	4,495,315

(1)	Amounts shown represent a cash lump sum payment equal to a multiple of base salary plus annual target bonus. The multiple is 250% in the case of Messrs. Calderoni and Costello, 200% in the case of Mr. Rubaie, and 150% in the case of Mr. Parker.
(2)	These amounts represent the number of unvested shares of restricted stock and restricted stock units, multiplied by the closing market price ($18.90) of our Common Stock on September 30, 2010, the last business day of the quarter, as quoted on the Nasdaq Global Select Market.
(3)	Amounts shown represent a severance payment equal to a continuation payment of the named executive officer’s base salary as of September 30, 2010 for one year (18 months in the case of Mr. Calderoni) plus annual target bonus.
(4)	Benefit continuation payments are equal to the employer portion of the cost of the named executive officer’s benefits based upon 2010 benefit rates for 18 months.
(5)

The terms of the “Fiscal Year 2010 Performance Stock Agreement” provide that if a Change in Control (as defined in the Severance or Employment Agreement for each executive officer described in “Severance or Employment Agreements” below) occurs and the executive officer becomes entitled to accelerated vesting under the Severance Agreement after the Change in Control but before October 1, 2010, then 200% of the total number of units will vest immediately. The terms of the “Fiscal Year 2009 Performance Stock Units Agreement” provide that if a Change in Control (as defined in the Severance or Employment Agreement for each executive officer described in “Severance or Employment Agreements” below) occurs and the executive officer becomes entitled to accelerated vesting under the Severance or Employment Agreement after the Change in Control but before October 1, 2010, then the fiscal year 2010 performance based vesting conditions will be disregarded and the targeted units will become entitled to accelerated vesting.

(6)	The terms of the “Fiscal Year 2009 Performance Stock Unit Agreement” provide that if no change in control occurs and the executive officer becomes entitled to accelerated vesting (or continued vesting during a defined Continuation Period) under the Severance Agreement before October 1, 2010, then, for the purpose of calculating the number of shares eligible for vesting acceleration or vesting continuation under the Severance Agreement, the 2010 performance-based vesting condition will be deemed to have been met.
(7)	Benefit continuation payments are equal to the employer portion of the cost of the named executive officer’s benefits based upon 2010 benefit rates for 12 months (18 months in the case of Mr. Calderoni).

Severance or Employment Agreements

A summary of each of the named executive officer’s severance or employment agreements is as follows:

Robert M. Calderoni

The Company entered into a severance agreement with Mr. Calderoni. If the Company terminates his employment for a reason other than cause or disability, the severance agreement provides for a continuation of his cash compensation (base salary plus target bonus) for 18 months, for 18 months of additional service credit for purposes of determining the vested portion of his options and restricted shares, for the Company to pay the employer portion of the monthly premium for COBRA for a period of 18 months and for an opportunity to exercise his options during the 18-month period starting on his termination date.

If within 12 months after the Company has been subject to a change in control, the Company terminates his employment for a reason other than cause or disability or he resigns after the Company or its successor, without his consent, has failed to appoint him as the chief executive officer of a public corporation, has reduced his compensation or has relocated his place of employment by more than 50 miles, then the severance agreement provides for a lump sum payment equal to 250% of his annual cash compensation (base salary plus target bonus), for full vesting of his options and restricted shares, for the Company to pay the employer portion of the monthly premium for COBRA for a period of 18 months and for an opportunity to exercise his options during the 30-month period starting on his termination date.

The 18-month continuation of cash compensation and continued option vesting are contingent on Mr. Calderoni’s executing a general release of claims and complying with restrictive covenants. These covenants apply while Mr. Calderoni is employed by the Company and while his cash compensation continues following the termination of his employment. One of the covenants prohibits Mr. Calderoni from soliciting the Company’s employees to work for another employer. Another covenant prohibits him from competing with the Company and from working for certain specific companies as well as any other company that derives its revenue primarily from e-procurement or spend management software sales or from sales of software or services aiding companies in sourcing or spend management activities. Finally, Mr. Calderoni is required to facilitate the transition of his duties to his successor and is precluded from disparaging the Company or its directors, officers or employees.

The severance agreement also provides that the Company will reimburse Mr. Calderoni, on a tax-adjusted basis, for the excise tax on excess parachute payments. The Internal Revenue Code imposes a 20% excise tax on “excess parachute payments.” Parachute payments include all compensation that is contingent on a change in control of the Company, including severance benefits and accelerated vesting of options and restricted stock. However, the excise tax applies only if the aggregate amount of all parachute payments equals or exceeds 300% of the executive’s average annual compensation from the Company for the last five completed calendar years (or, if less, for all completed calendar years in the executive’s period of employment). If the excise tax applies, then parachute payments become subject to the tax to the extent that they exceed 100% of the executive’s average annual compensation from the Company for the same period.

Ahmed Rubaie

The Company entered into an employment agreement with Mr. Rubaie. If the Company terminates his employment for a reason other than cause or disability, then the employment agreement provides for a continuation of his cash compensation (base salary plus target bonus) for 12 months, for 12 months of additional service credit for purposes of determining the vested portion of any options, restricted shares or stock units, for the Company to pay the employer portion of the monthly premium for COBRA for a period of 12 months and for an opportunity to exercise any options during the 12-month period starting on his termination date.

If, within 12 months after the Company has been subject to a change in control, the Company terminates Mr. Rubaie’s employment for a reason other than cause or disability or he resigns after the Company or its successor, without his consent, has required that he report to anyone other than the Company’s Chief Executive Officer or board of directors, has reduced his compensation or has relocated his place of employment by more than 50 miles, then the agreement provides for a lump sum payment equal to 200% of his annual cash compensation (base salary plus target bonus), for full vesting of his equity compensation, for the Company to pay the employer portion of the monthly premium for COBRA for a period of 24 months and for an opportunity to exercise any options during the 24-month period starting on his termination date.

The employment agreement also provides that the Company will reimburse Mr. Rubaie, on a tax-adjusted basis, for any excise tax on excess parachute payments, provided that the parachute payments exceed 330% of his average annual compensation from the Company for the last five completed calendar years (or for such shorter time as he was employed by Ariba). If Mr. Rubaie’s parachute payments are between 300% and 330% of his average annual compensation, the parachute payments will be reduced to an amount just below 300%. If Mr. Rubaie’s parachute payments are below 300% of his average annual compensation, the excise tax does not apply.

The benefits received from a termination for a reason other than cause or disability are contingent on Mr. Rubaie’s executing a general release of claims and complying with restrictive covenants. These covenants apply while Mr. Rubaie is employed by Ariba and while his cash compensation continues following the termination of his employment. One of the covenants prohibits Mr. Rubaie from soliciting Ariba’s employees to work for another employer. Another covenant prohibits him from competing with Ariba and from working for certain specific companies as well as any other company that derives its revenue primarily from e-procurement and/or spend management software or service sales or sales of software or services aiding companies in sourcing and/or spend management activities. Finally, Mr. Rubaie is required to facilitate the transition of his duties to his successor and is precluded from disparaging Ariba or its directors, officers or employees.

Under the employment agreement, Mr. Rubaie’s base salary is at least $400,000.

Kevin S. Costello

The Company entered into a severance agreement with Mr. Costello. If the Company terminates his employment for a reason other than cause or disability or if he resigns after the Company, without his consent, has required that he report to anyone other than the Company’s Chief Executive Officer or board of directors, has reduced his compensation or has relocated his place of employment by more than 50 miles, then the severance agreement provides for a continuation of his cash compensation (base salary plus target bonus) for 12 months, for 12 months of additional service credit for purposes of determining the vested portion of his options and restricted shares, for the Company to pay the employer portion of the monthly premium for COBRA for a period of 12 months and for an opportunity to exercise his options during the 12-month period starting on his termination date.

If within 12 months after the Company has been subject to a change in control, the Company terminates his employment for a reason other than cause or disability or he resigns after the Company or its successor, without his consent, has required that he report to anyone other than the Company’s Chief Executive Officer or board of directors, has reduced his compensation or has relocated his place of employment by more than 50 miles, then the severance agreement provides for a lump sum payment equal to 250% of his annual cash compensation (base salary plus target bonus), for full vesting of his options and restricted shares, for the Company to pay the employer portion of the monthly premium for COBRA for a period of 18 months and for an opportunity to exercise his options during the 30-month period starting on his termination date.

The 12-month continuation of cash compensation and continued option vesting are contingent on Mr. Costello’s executing a general release of claims and complying with restrictive covenants. These covenants apply while Mr. Costello is employed by the Company and while his cash compensation continues following the termination of his employment. One of the covenants prohibits Mr. Costello from soliciting the Company’s employees to work for another employer. Another covenant prohibits him from competing with the Company and from working for certain specific companies as well as any other company that derives its revenue primarily from e-procurement or spend management software sales or from sales of software or services aiding companies in sourcing or spend management activities. Finally, Mr. Costello is required to facilitate the transition of his duties to his successor and is precluded from disparaging the Company or its directors, officers or employees.

The severance agreement also provides that the Company will reimburse Mr. Costello, on a tax-adjusted basis, for the excise tax on all excess parachute payments, provided the parachute payments exceed 330% of his average annual compensation from the Company for the last five completed calendar years. If Mr. Costello’s parachute payments are between 300% and 330% of his average annual compensation, the parachute payments will be reduced to an amount just below 300%. If Mr. Costello’s parachute payments are below 300% of his average annual compensation, the excise tax does not apply.

Kent L. Parker

The Company entered into an employment agreement with Mr. Parker. If the Company terminates his employment for a reason other than cause or permanent disability, then the employment agreement provides for a continuation in his cash compensation (base salary plus target bonus) for 12 months, for the Company to pay the employer portion of the monthly premium for COBRA for a period of 12 months and for 12 months of additional service credit for purposes of determining the vested portion of his options and restricted shares. Finally, any stock options that he holds on his termination date would remain exercisable for 12 months after his termination date and for at least three months after they become exercisable. However, if within 12 months after the Company has been subject to a change in control, the Company terminates his employment for a reason other than cause or permanent disability or if he resigns after the Company, without his consent, has caused him to report to someone below the level of Executive Vice President of the Company, has reduced his compensation or has relocated his place of employment by more than 50 miles, then the employment agreement provides for a lump sum payment equal to 150% of his annual cash compensation (base salary plus target bonus), for full vesting of his options and restricted shares, for the Company to pay the employer portion of the monthly premium for COBRA for a period of 18 months and for an opportunity to exercise his options during the 18-month period starting on his termination date.

The 12-month continuation of cash compensation and continued option vesting are contingent on Mr. Parker’s executing a general release of claims and complying with restrictive covenants. These covenants apply while Mr. Parker is employed by the Company and during the 12-month period when his severance payments continue following the termination of his employment. One of the covenants prohibits Mr. Parker from soliciting the Company’s employees to work for another employer. Another covenant prohibits him from competing with the Company and from working for certain specific companies as well as any other company that derives its revenue primarily from e-procurement or spend management software sales or from sales of software or services aiding companies in sourcing or spend management activities. Finally, Mr. Parker is required to facilitate the transition of his duties to his successor and is precluded from disparaging the Company or its directors, officers or employees.

The employment agreement also provides that the Company will reimburse Mr. Parker, on a tax-adjusted basis, for the excise tax on all excess parachute payments, provided the parachute payments exceed 330% of his average annual compensation from the Company for the last five completed calendar years (or for such shorter time as he was employed by Ariba). If Mr. Parker’s parachute payments are between 300% and 330% of his average annual compensation, the parachute payments will be reduced to an amount just below 300%. If Mr. Parker’s parachute payments are below 300% of his average annual compensation, the excise tax does not apply.

Under the employment agreement, Mr. Parker’s annual salary is at least $300,000, and his annual bonus target is at least $150,000. Under the agreement, the Company is also required to reimburse Mr. Parker for certain commuting and living expenses on a tax-adjusted basis.

DIRECTOR COMPENSATION

2010 Director Compensation Table

The following table sets forth a summary of the compensation we paid to our non-employee directors in fiscal year 2010:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Harriet Edelman	87,500	100,004	187,504
Robert D. Johnson	86,000	100,004	186,004
Richard A. Kashnow	100,500	100,004	200,504
Robert E. Knowling, Jr.	120,500	100,004	220,504
Thomas F. Monahan	114,000	100,004	214,004
Karl E. Newkirk	93,500	100,004	193,504
Richard F. Wallman	105,500	100,004	205,504

(1)	The amounts reflected in this column are the grant date fair value in the period presented as determined pursuant to stock-based compensation accounting rule FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions made in valuing stock-based awards reported in these columns are discussed in Note 1 to the Company’s consolidated financial statements for the fiscal year ended September 30, 2010, included in the Company’s annual report on Form 10-K filed on November 23, 2010. Additional information regarding the stock-based awards granted to our non-employee directors during 2010 is set forth below.

Additional Information With Respect to Director Equity Awards

The date of grant, the number of shares included in each grant, the grant date fair value of each grant and the aggregate number of shares outstanding on September 30, 2010, were as follows:

Name	Date of Grant	Number of Shares Granted	Grant Date Fair Value ($)	Aggregate Number of Shares Outstanding on 9/30/2010(1)
Harriet Edelman	2/26/2010	8,306	100,004	8,306
Robert D. Johnson	2/26/2010	8,306	100,004	33,306
Richard A. Kashnow	2/26/2010	8,306	100,004	68,306
Robert E. Knowling, Jr.	2/26/2010	8,306	100,004	47,471
Thomas F. Monahan	2/26/2010	8,306	100,004	70,806
Karl E. Newkirk	2/26/2010	8,306	100,004	87,822
Richard F. Wallman	2/26/2010	8,306	100,004	48,306

(1)	Represents the aggregate number of stock awards and the aggregate number of option awards outstanding for each non-employee director on September 30, 2010, including stock granted on February 26, 2010.

Non-employee members of the Board of Directors receive a retainer of $50,000 per year, paid in quarterly installments following the end of each quarter. The Company’s lead independent director (currently Robert E. Knowling, Jr.) receives an additional retainer of $30,000 per year, also paid in quarterly installments. The Company pays retainer fees to the chairs of its committees, including a $25,000 per year retainer fee for the Audit Committee chair, a $15,000 per year retainer fee for the Compensation Committee chair, and a $10,000 per year retainer fee for the Corporate Governance and Nominating Committee chair, also paid in quarterly installments. Directors receive a fee of $2,500 for each meeting of the Board of Directors that they attend and a fee of $1,500 for each meeting of a committee of the Board of Directors that they attend.

Non-employee directors also receive grants of restricted stock units under the 1999 Equity Incentive Plan. The Board of Directors has determined that each new non-employee director, upon election to the Board of Directors, will receive a one-time grant of restricted stock units with a fair market value of $100,000 on the date of grant, provided that the director has never been employed by the Company. In addition, each continuing non-employee director will receive an annual grant of restricted stock units with a fair market value of $100,000 on the date of grant, to be granted at the meeting of the Board of Directors held in conjunction with the annual meeting of stockholders (whether or not the director has been employed by the Company). However, a director will not receive an annual grant in the same calendar year in which he or she received the initial grant. Each initial and annual grant of restricted stock units vests on the first anniversary of the date of grant, provided that the recipient remains in the Company’s service on the vesting date, subject to full acceleration upon a change in control of the Company. Each non-employee director received the annual grant at the time of our 2010 annual meeting of stockholders.

TRANSACTIONS WITH RELATED PERSONS

Review, approval or ratification of transactions with related persons

The Board of Directors has adopted a policy for the review of related person transactions. This policy is posted on our web site at www.ariba.com.

The Audit Committee reviews and approves all related person transactions in which we are or will be a participant. It is the Company’s general policy to approve, enter into and/or ratify related person transactions only when the Company determines that the related person transaction in question is in, or is not inconsistent with, the best interests of the Company and its stockholders.

Financial transactions, arrangements, relationships or any series of similar transactions, arrangements or relationships in which a Related Person, as defined below, had or will have a direct or indirect material interest and that exceeds $120,000 are subject to the Audit Committee’s review.

A “Related Person” means (1) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; (2) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; (3) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and (4) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

After review, the Audit Committee shall approve or disapprove such related person transactions and at each subsequent regular meeting, management shall update the Audit Committee if there has been any material change to those existing or proposed transactions.

Transactions with Related Persons

Since the beginning of fiscal year 2010, there have not been any transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant, the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Legal Proceedings Involving Directors and Executive Officers

There are no material pending legal proceedings to which any director or executive officer of the Company is a party adverse to the Company or to which any director or executive officer has a material interest adverse to the Company.

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO THE ARIBA, INC. 1999 EQUITY INCENTIVE PLAN

The Company is asking our stockholders to approve an amendment to the Ariba, Inc. 1999 Equity Incentive Plan, (the “Incentive Plan”), to increase the maximum number of shares that may be issued under the Incentive Plan by 8,000,000 shares.

In addition, the Company is asking the stockholders to re-approve the material terms of the Incentive Plan in order to preserve the Company’s ability to receive certain corporate income tax deductions that may become available, pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Incentive Plan provides eligible individuals with an opportunity to benefit from increases in the value of our Common Stock and thereby align their interests with the long-term interests of our stockholders. We believe that equity awards under the Incentive Plan play an important role in our efforts to attract, motivate, and retain talented employees (including executive officers), directors and consultants. Equity awards are used as compensation vehicles by nearly all of the companies with which we compete for talent, and we believe that providing equity awards is critical to attracting and retaining key contributors. Accordingly, our Board of Directors has approved an increase to the share reserve to ensure that we will continue to have a sufficient number of shares for recruiting and retention purposes.

Summary of Material Features of the Incentive Plan

In addition to the terms and provisions described below, the Incentive Plan has the following material features:

Award Types	Stock options, stock appreciation rights or SARs, restricted stock, and restricted stock units. Any of these awards may be granted subject to performance vesting conditions and we sometimes refer to restricted stock unit awards subject to such conditions as “performance stock units.”

Eligible Participants	Employees, including executive officers, directors, and consultants of the Company or a parent or subsidiary of the Company.

Shares Authorized	A total of 33,041,748 shares, assuming approval of this Proposal No. 2.

Per Share Exercise Price of Options and SARs	Not less than 100% of the fair market value of our Common Stock on the date of grant.

Plan Limitations	No participant may receive options or SARs for more than 1,500,000 shares of Common Stock per fiscal year, except such limit increases to 2,000,000 shares for the fiscal year in which an individual commences service with the Company. No annual limit applies to the number of shares that we may grant subject to restricted stock or stock unit awards to any individual participant.

Standard Vesting	Awards typically vest over a period of three years, subject to a participant’s continuous service on each applicable vesting date.

Vesting Acceleration	Vesting of awards may accelerate in connection with death, disability, retirement, or in connection with a change in control transaction, as determined by the Compensation Committee or another committee authorized to administer the plan.

Repricing of Options and SARs	Stockholder approval is required to reduce the exercise price of (“re-price”) stock options and SARs, other than in connection with a change in our capitalization, such as through a stock split, stock dividend, or similar transaction. Stockholder approval is also required to exchange underwater stock options or SARs for other awards or cash.

Plan Term	January 14, 2019, unless terminated earlier.

Burn Rate Commitment

In order to align our annual grant practices with the expectations of some of our institutional investors regarding the number of options, stock appreciation rights or other stock awards we intend to grant in a given year, the board of directors commits to our shareholders that for fiscal years 2011, 2012 and 2013, the Company’s prospective three-year average burn rate with respect to its equity awards will not exceed 6.12% of the outstanding shares. This percentage represents the average of the mean plus one standard deviation of the 2009 and 2010 Global Industry Classification Standards Peer Group (4510—Software & Services) for Russell 3000 companies. This policy will apply to shares issued pursuant to the Incentive Plan. The burn rate will be calculated as (a) the number of shares granted in each fiscal year by the Compensation Committee and the Equity Incentive Committee and reported in the Company’s periodic reports filed with the Securities and Exchange Commission, including (i) stock options, (ii) stock appreciation rights settled with shares, (iii) restricted shares and stock units and (iv) performance shares actually earned and delivered or deferred to employees and directors divided by (b) the weighted average number of shares outstanding at the end of each fiscal year. For purposes of applying the burn rate analysis to the number of shares granted in a year, one full-value share is deemed to equal 2 option shares.

Required Vote

Approval of this Proposal No. 2 requires the affirmative vote of a majority of those votes present in person or by proxy and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted in approval of this proposal.

Should stockholder approval of this Proposal No. 2 not be obtained, no additional shares will be added to the share reserve. Without such stockholder approval, the Company will continue to operate the Incentive Plan without the benefit of the additional shares for which stockholder approval is sought.

Terms and Provisions of Incentive Plan

In addition to the material features described above, the principal terms and provisions of the Incentive Plan, as most recently amended, are described below. This description is not intended to be a complete description of all terms of the Incentive Plan. The following summary is qualified in its entirety by reference to the complete text of the Incentive Plan. The Incentive Plan has been filed with the Securities and Exchange Commission as Appendix A to this 2011 Proxy Statement and may be accessed from the Securities and Exchange Commission’s website at www.sec.gov. A copy of the Incentive Plan will be furnished by the Company to any stockholder upon written request to the Corporate Secretary at our executive offices in Sunnyvale, California. To the extent there is a conflict between this summary and the Incentive Plan, the terms of the Incentive Plan will govern.

Award Types. Although the Incentive Plan permits the grant of stock options, SARs, restricted stock, and restricted stock units, since 2006 the Company has only granted restricted stock and restricted stock unit awards, including performance awards.

Administration. Our Compensation Committee, which is currently comprised of three outside members of our Board of Directors, administers the Incentive Plan. Committee members serve for such period of time as the Board of Directors may determine. With respect to participants who are not executive officers of the Company, the Incentive Plan may also be administered by a secondary committee comprised of one or more members of the Board of Directors who are not independent. As used herein with respect to the Incentive Plan, the term “Committee” means the Compensation Committee and any secondary committee, to the extent each such entity is acting within the scope of its administrative jurisdiction under the Incentive Plan. For more information about the Compensation Committee and its members, please see the above section entitled “Corporate Governance—Board of Directors Meetings and Committees—Compensation Committee.”

Subject to the provisions of the Incentive Plan, the Committee has full authority to determine the eligible individuals who are to receive awards, the number of shares to be included in each award, the date or dates on which the award is to vest, the maximum term for which an option or SAR is to remain outstanding, whether an option will be an incentive stock option that satisfies the requirements of Section 422 of the Code or a non-statutory option not intended to meet such requirements, and the remaining terms of an award. The Committee has the discretionary authority at any time to accelerate the vesting of any and all awards under the Incentive Plan or to provide for accelerated vesting in connection with death, disability, retirement, or similar events, or in connection with a change in control of the Company.

Eligibility. Employees (including officers), outside directors and consultants who render services to the Company, any parent or subsidiary corporations (whether now existing or subsequently established) are eligible to receive awards under the Incentive Plan. However, only employees of the Company or any parent or subsidiary corporations are eligible to receive incentive stock options. As of September 30, 2010, approximately 1,848 individuals (including four executive officers and seven non-employee directors of the Company) were eligible to participate in the Incentive Plan.

Although the Company is not currently granting any stock options, the Incentive Plan incorporates certain additional restrictions required under federal tax law with respect to stock options that are intended to qualify as incentive stock options, including with respect to incentive stock options granted to any person who is deemed to own stock possessing more than 10% of our total combined voting power as of the grant date. Among other requirements, incentive stock options granted to such individuals must have an exercise price equal to at least 110% of the grant date fair market value of the stock and a term of no more than five years from the date of grant.

Securities Subject to Incentive Plan. Prior to this amendment, up to 3,428,886 shares of our Common Stock were available for issuance under the Incentive Plan. Of this total, 2,461,392 shares are earmarked for potential payment under our FY 2010 and FY 2011 Performance Share Grants, therefore providing only 967,494 shares available for future grant of new equity awards. As of November 30, 2010, our Common Shares Outstanding were 93,300,000 shares. Shares reserved to satisfy the fiscal years 2010 and 2011 performance grants impact our available share pool and cannot be reissued unless the underlying shares are forfeited, cancelled, or terminated due to not meeting the performance objective. Additionally, 3,552,683 unvested shares and units and options to purchase 487,286 shares of stock, with a weighted average price of $12.81 and average remaining term of 3.33 years are outstanding as of November 30, 2010. These amounts do not include any shares issued or assumed as part of any acquisitions currently being considered. Assuming the approval of this Proposal No. 2, the number of shares available for grants under the Incentive Plan will increase by 8,000,000 shares, to a total of 8,967,494 shares. On November 30, 2010, the closing price per share of our Common Stock was $20.24.

Limitations. No participant in the Incentive Plan may receive options or SARs for more than 1,500,000 shares of Common Stock per fiscal year. However, for the fiscal year in which a person starts working for the

Company, the limit is 2,000,000 shares. Stockholder approval of this Proposal No. 2 will also constitute a re-approval of such share limitations for purposes of Section 162(m) of the Code. No such annual limitation applies to restricted stock or stock unit awards.

Option Grants

Options may be granted under the Incentive Plan pursuant to stock option agreements adopted by the Committee. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described below.

Exercise Price. The option exercise price per share may not be less than 100% of the fair market value per share of our Common Stock on the grant date, and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. For purposes of establishing the option price and for all other valuation purposes under the Incentive Plan, the fair market value of a share of Common Stock on any relevant date is the closing sales price per share of Common Stock on that date, as such price is reported on Nasdaq. On November 30, 2010, the fair market value per share of Common Stock determined on such basis was $20.24.

Consideration. Options may be exercised through the payment of cash. In addition, options may be exercised through a same-day sale program pursuant to which a brokerage firm effects the immediate sale of shares purchased under the option and pays over to the Company, out of the sale proceeds on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes. The Committee may also make available other forms of payment to the extent permitted by applicable law.

Exercisability. Options vest and become exercisable at such time or times and during such period as the Committee may determine at the time of grant. The vesting schedule may be tied to length of service or the attainment of performance goals.

Term. The maximum term of incentive stock options granted under the Incentive Plan is 10 years from the date of grant, except that in certain cases (see “Eligibility” above) the maximum term is five years. The maximum term of nonstatutory stock options is determined by the Committee.

Termination of Service. Any option held by the optionee at the time of cessation of service will not remain exercisable beyond the designated post-service exercise period, which generally is three months from the termination date. Each such option will normally, during such limited period, be exercisable only to the extent of the number of shares of Common Stock in which the optionee is vested at the time of cessation of service. The Committee has discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. Under no circumstances, however, may an option be exercised after the expiration of its maximum term.

Awards of Stock Appreciation Rights

SARs may be granted under the Incentive Plan pursuant to stock appreciation right agreements adopted by the Committee. The strike price of SARs may not be less than 100% of the fair market value of our Common Stock on the date of grant. Upon exercising an independent SAR, the participant will be entitled to a distribution from the Company in an amount per share equal to the excess of (a) the fair market value per share of our Common Stock on the date of exercise, over (b) the exercise or base price. This distribution may, at the discretion of the Committee, be made in cash or in shares of Common Stock.

SARs may be vested upon issuance or may be subject to a vesting schedule tied to length of service or the attainment of performance goals. The maximum term of SARs is determined by the Committee. The Committee may accelerate the vesting of SARs outstanding under the Incentive Plan. To date, the Committee has not granted any SARs under the Incentive Plan.

Awards of Restricted Stock

Restricted stock may be granted under the Incentive Plan pursuant to restricted stock agreements adopted by the Committee. Shares of restricted stock may be sold to participants at a price determined by the Committee, or they may be awarded as a bonus for past or future services. The shares may be vested upon issuance or may be subject to a vesting schedule tied to length of service or the attainment of performance goals. The Committee may accelerate the vesting of restricted stock awards granted under the Incentive Plan.

Awards of Restricted Stock Units

Restricted stock units may be granted under the Incentive Plan pursuant to stock unit agreements adopted by the Committee. Restricted stock units are awarded for no cash consideration. The units are typically granted subject to a vesting schedule tied to length of service or the attainment of performance goals. The Committee may accelerate the vesting of stock units outstanding under the Incentive Plan. Restricted stock units may be settled immediately upon vesting or on a deferred basis. Settlement of vested units may be made in the form of cash, shares of Common Stock or a combination of both.

General Provisions

Changes in Capitalization. In the event any change is made to the Common Stock issuable under the Incentive Plan by reason of a subdivision, a declaration of a dividend payable in shares, or other reclassification, corresponding adjustments will automatically be made to (a) the maximum number of securities issuable under the Incentive Plan, (b) the maximum number of securities for which any one person may be granted options or SARs per calendar year, (c) the number of securities and the exercise price per share under each outstanding option or SAR, and (d) the number of securities associated with outstanding restricted stock units. The Committee, at its discretion, may make similar adjustments in the event of an extraordinary cash dividend, a recapitalization, a spin-off or a similar occurrence.

Merger or Consolidation. In the event that the Company is a party to a merger or consolidation, outstanding awards will be subject to the agreement of merger or consolidation. Such agreement shall provide for (a) the continuation of the outstanding awards by the Company, if the Company is a surviving corporation; (b) the assumption of the outstanding awards by the surviving corporation; (c) the substitution by the surviving corporation of its own awards for the outstanding awards; (d) full exercisability or vesting and accelerated expiration of the outstanding awards; or (e) settlement of the full value of the outstanding awards in cash or cash equivalents or securities of the acquirer followed by cancellation of such awards.

Change in Control. The vesting of outstanding awards may accelerate in the event of a change in control, either immediately or upon an involuntary or constructive termination of service after the change in control.

The acceleration of options or awards in the event of a merger or consolidation or other change in control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt, or other efforts to gain control of the Company.

Amendments and Termination. The Board of Directors may amend or modify the Incentive Plan in any respect. The approval of the Company’s stockholders will be obtained to the extent required by applicable laws or regulations. The Incentive Plan will terminate upon the earlier of (a) January 14, 2019, or (b) its termination by the Board. Any awards outstanding at the time of the termination will remain in effect in accordance with their terms.

Incentive Plan Transactions

The following table sets forth, as to the listed individuals and specified groups, (a) the number of shares of Common Stock subject to option grants made under the Incentive Plan from October 1, 2009 through

September 30, 2010, and (b) the number of shares of Common Stock subject to restricted stock units granted under the Incentive Plan from October 1, 2009 through September 30, 2010, including performance stock unit awards assuming achievement at the highest performance level. Each stock unit entitles the holder to one share of Common Stock without payment of any cash consideration.

Name	Number of Shares Underlying Options Granted (#)	Number of Shares Underlying Restricted Stock Units (#)
Robert M. Calderoni	0	660,066	(1)
Ahmed Rubaie	0	181,518	(1)
Kevin S. Costello	0	313,532	(1)
Kent L. Parker	0	181,518	(1)
All current executives as a group (4 persons)	0	1,336,634	(1)
All current non-employee directors as a group (7 persons)	0	58,142
All employees, including current officers who are not executives, as a group (359 persons)	0	1,693,300

(1)	Represents the fiscal year 2011 performance grant at a maximum payout, or 200% of target.

New Plan Benefits

Awards under the Incentive Plan are discretionary. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Incentive Plan. To date, no grants have been made under the Incentive Plan with respect to the additional shares that are subject to the approval of Proposal No. 2.

However, our Board of Directors has determined that each new non-employee director will receive a one-time grant of restricted stock units with a fair market value of $100,000 on the date of grant, provided that the director was not previously employed by the Company. In addition, each continuing non-employee director, including Harriet Edelman, Robert D. Johnson, Richard A. Kashnow, Thomas F. Monahan, Karl E. Newkirk, and Richard F. Wallman, will receive an annual grant of restricted stock units with a fair market value of $100,000 on the date of grant, expected to be granted on the date of the Annual Meeting.

Federal Income Tax Consequences of Awards Granted under the Incentive Plan

The following is a general summary as of the date of this 2011 Proxy Statement of the U.S. Federal income tax consequences to participants and the Company with respect to stock awards granted under the Incentive Plan. This summary does not address state, local or foreign tax treatment, which may vary from the U.S. Federal income tax treatment. In any event, each participant should consult his or her own tax advisor as to the tax consequences of particular transactions under the Incentive Plan.

Incentive Stock Options. No taxable income is recognized by an optionee upon the grant of an incentive stock option as described in Section 422(b) of the Code (ISO), and no taxable income is recognized at the time an ISO is exercised for vested shares unless the optionee is subject to the alternative minimum tax. The excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares is includable in alternative minimum taxable income.

If the optionee holds the purchased shares for more than one year after the date the ISO was exercised and more than two years after the ISO was granted (the “required ISO holding periods”), then the optionee will generally recognize long-term capital gain or loss upon disposition of such shares. The gain or loss will equal the difference between the amount realized upon the disposition of the shares and the exercise price paid for such shares. If the optionee disposes of the purchased shares before satisfying either of the required ISO holding periods, then the optionee will recognize ordinary income equal to the fair market value of the shares on the date the ISO was exercised over the exercise price paid for the shares (or, if less, the amount realized on a sale of such shares). Any additional gain will be a capital gain and will be treated as short-term or long-term capital gain depending on how long the shares were held by the optionee.

Nonstatutory Stock Options. No taxable income is recognized by an optionee upon the grant of a stock option that does not qualify under the federal tax laws as an ISO. The optionee will generally recognize ordinary income in the year in which the nonstatutory option is exercised for vested shares equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. If the optionee is an employee or former employee, the optionee will be required to satisfy the tax withholding requirements applicable to such income. Upon resale of the purchased shares, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain depending on how long the shares were held by the optionee.

Stock Appreciation Rights. In general, no taxable income results upon the grant of a SAR. A participant will generally recognize ordinary income in the year of exercise equal to the value of the shares or other consideration received. In the case of a current or former employee, this amount is subject to withholding.

Restricted Stock. A participant who receives an award of restricted stock subject to vesting does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income when the shares vest, subject to withholding if the participant is an employee or former employee. The amount of taxable income is equal to the fair market value of the shares on the vesting date(s) less the cash, if any, paid for the shares. A participant may make a one-time election to recognize income at the time the participant receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award by making an election under Section 83(b) of the Code.

Restricted Stock Units. In general, no taxable income results upon the grant of an unvested restricted stock unit. The recipient will generally recognize ordinary income (subject to withholding if the recipient is an employee or former employee) equal to the fair market value of the shares that are delivered to the recipient upon vesting or settlement, as applicable, of the stock unit.

Section 409A. The foregoing description assumes that Section 409A of the Code does not apply to an award. In general, options and SARs are exempt from Section 409A if the exercise price per share is at least equal to the fair market value per share of our Common Stock at the time the option or SAR was granted and the award contains no other feature that might be deemed to be an “additional deferral feature” under federal tax rules. Restricted stock units are subject to Section 409A unless they are settled within two and one half months after the end of the later of (a) the end of our fiscal year in which vesting occurs, or (b) the end of the calendar year in which vesting occurs. Restricted stock awards are not generally subject to Section 409A. If an award is subject to Section 409A and the provisions for the exercise or settlement of that award do not comply with Section 409A, then the participant would be required to recognize ordinary income whenever a portion of the award vested (regardless of whether it had been exercised or settled). This amount would also be subject to a 20% federal tax in addition to the federal income tax at the participant’s usual marginal rate for ordinary income.

Tax Treatment of Ariba. The Company will generally be entitled to an income tax deduction at the time and to the extent a participant recognizes ordinary income as a result of an award granted under the Incentive Plan. As described herein, Section 162(m) of the Code may limit the deductibility of awards granted under the Incentive Plan.

Section 162(m) Considerations. Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company’s chief executive officer and three other highest compensated executive officers (other than the chief financial officer). Stock options and SARs will be exempt from this limitation if (a) the exercise price is at least 100% of the fair market value of the underlying stock on the date the option or SAR is granted and (b) the plan under which the options are granted is approved by the stockholders and contains a limit on the number of options or SARs granted to any one individual under the plan during a specified period. The Incentive Plan includes certain annual limits, as described above, on the number of shares that may be granted to an individual under options and SARs in order to comply with the Section 162(m) requirements. Restricted stock and restricted stock units granted under the Incentive Plan remain subject to the deduction limitations imposed by Section 162(m) of the Code.

Our Board of Directors recommends a vote “FOR” the approval of the proposed amendment to the Ariba, Inc. 1999 Equity Incentive Plan.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, on the recommendation of the Audit Committee, has selected the firm of Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for fiscal year 2011. Ernst & Young has audited the Company’s consolidated financial statements since February 2006. Although stockholder approval of the board’s selection of Ernst & Young is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the board will reconsider its selection of Ernst & Young.

Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Our Board of Directors recommends a vote “FOR” the approval of Ernst & Young as our independent registered public accounting firm for the fiscal year ending September 30, 2011.

Independent Registered Public Accounting Firm Fees

The following table summarizes the fees of Ernst & Young, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

	FY 2010	FY 2009
Audit Fees Excluding Audit-Related(1):	$1,232,848	$1,042,642
Audit-Related Fees(2):	386,315	—
Tax Fees(3):	3,875	1,239
All Other Fees(4):	—	67,500
Total Worldwide Fees	$1,623,038	$1,111,381

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits or accounting consultations necessary to render related audit opinions.
(2)	Audit related fees for fiscal 2010 consisted of due diligence services related to an acquisition.
(3)	Tax fees for fiscal 2010 and 2009 consisted of tax compliance services.
(4)	All other fees for fiscal 2009 were primarily for services related to project work for the Company’s foreign exchange processes.

Pre-Approval Policies and Procedures

Section 10A(i)(1) of the Exchange Act requires that all audit and non-audit services to be performed by the Company’s principal accountants be approved in the advance by the Audit Committee, subject to certain exceptions relating to non-audit services accounting for less than five percent of the total fees paid to its principal accountants which are subsequently ratified by the Audit Committee (the “De Minimis Exception”). Pursuant to Section 10A(i)(1) of the Exchange Act, the Audit Committee has established procedures by which it pre-approves such services at each regularly scheduled meeting. In addition, pursuant to Section 10A(i)(3) of the Exchange Act, the Audit Committee has established procedures by which the Chairperson of the Audit Committee may pre-approve such services provided the Chairperson reports the details of the services to the full Audit Committee at its next regularly scheduled meeting.

All audit and non-audit services performed by the Company’s principal accountants were approved in advance by the Audit Committee without subsequent ratification pursuant to the De Minimis Exception.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Pursuant to the charter, the Audit Committee selects the Company’s independent registered public accounting firm.

Management is responsible for the Company’s internal controls. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee has general oversight responsibility with respect to the Company’s financial reporting, and reviews the results and scope of the audit and other services provided by the Company’s independent auditors.

In this context, the Audit Committee has met and held discussions with management and the Company’s independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent auditors. The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380).

The Company’s independent auditors provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely without independent verification on the expertise and knowledge of management, the internal auditors and the independent auditors in carrying out their oversight responsibilities. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not ensure that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards, that the consolidated financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based on the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010, filed with the Securities and Exchange Commission.

Each of the members of the Audit Committee is independent as defined under the listing standards of The Nasdaq Select Global Market.

Submitted by the Audit Committee of the Board of Directors:
Thomas F. Monahan, Chair Richard A. Kashnow Robert D. Johnson Harriet Edelman

The foregoing Audit Committee Report is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company’s outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Exchange Act (“Section 16(a)”), which require them to file reports with respect to their ownership of Common Stock and their transactions in Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their fiscal year 2010 transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for fiscal year 2010, the Company believes that all reporting requirements under Section 16(a) were met in a timely manner by the persons who were executive officers, members of the Board or greater than 10% stockholders during such fiscal year.

Availability of Form 10-K

Our Annual Report on Form 10-K for the fiscal year ended September 30, 2010, including our consolidated financial statements contained therein, is available free of charge on the Investor Relations section of our web site at http://www.ariba.com or through the Securities and Exchange Commission’s electronic data system at http://www.sec.gov. TO REQUEST A PRINTED COPY OF OUR ANNUAL REPORT, WHICH WE WILL PROVIDE TO YOU FREE OF CHARGE, EITHER: WRITE TO ARIBA’S INVESTOR RELATIONS DEPARTMENT AT ARIBA, INC., 807 11TH AVE., SUNNYVALE, CA 94089, CALL US AT (650) 390-1000 OR E-MAIL US AT Investor@ariba.com.

Stockholder Proposals for 2012 Annual Meeting

Stockholders who intend to have a proposal considered for inclusion in the Company’s proxy statement and form of proxy for presentation at the Company’s 2012 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to the Company at its principal executive offices at 807 11th Avenue, Sunnyvale, California 94089, Attn: General Counsel, not later than August 10, 2011. If the date of next year’s annual meeting of stockholders is moved more than 30 days before or 30 days after the anniversary date of the Annual Meeting, the deadline for inclusion of proposals in the Company’s proxy statement and proxy is instead a reasonable time before the Company begins to print and mail its proxy materials. Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in the Company’s proxy statement and form of proxy pursuant to Rule 14a-8 under the Exchange Act are required to provide the information required by the Company’s bylaws and give timely notice to the Secretary of the Company in accordance with the Company’s bylaws at the aforementioned address not earlier than September 24, 2011 and not later than October 24, 2011. If the date of next year’s annual meeting of stockholders is moved more than 30 days before or 30 days after the anniversary of the Annual Meeting, then notice of such proposal must be received no later than the close of business on the later of (i) the date 90 days prior to the meeting, and (ii) the date 10 days after public announcement of the meeting date. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions established by the Securities and Exchange Commission.

Stockholders may contact the Secretary of the Company at the Company’s principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Other Business

The Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

By Order of the Board of Directors

Ahmed Rubaie
Executive Vice President and Chief Financial Officer

Sunnyvale, California

December 8, 2010

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE ELECTRONICALLY VIA THE INTERNET, BY TELEPHONE, OR, IF YOU HAVE REQUESTED A PAPER COPY OF THESE DOCUMENTS, BY PROMPTLY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE PRE-ADDRESSED ENVELOPE PROVIDED. PLEASE SEE “VOTING OF SHARES” ON PAGE 2 OF THE 2011 PROXY STATEMENT FOR INFORMATION ON HOW TO VOTE YOUR SHARES AND CHANGE YOUR VOTE.

Appendix A

ARIBA, INC.

1999 EQUITY INCENTIVE PLAN

(AS AMENDED AND RESTATED EFFECTIVE DECEMBER 3, 2010)

i

ii

ARIBA, INC.

1999 EQUITY INCENTIVE PLAN

ARTICLE 1. INTRODUCTION.

The Board adopted the Plan effective June 23, 1999, and most recently amended it effective January 15, 2009. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute ISOs or NSOs) or stock appreciation rights.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

ARTICLE 2. ADMINISTRATION.

2.1 Committee Composition. The Compensation Committee of the Board shall administer the Plan. The Committee shall consist exclusively of two or more members of the Board, who shall be appointed by the Board. In addition, each member of the Committee shall meet the following requirements:

(a) Any listing standards prescribed by the principal securities market on which the Company’s equity securities are traded;

(b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code;

(c) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(d) Any other requirements imposed by applicable law, regulations or rules.

2.2 Committee Responsibilities. The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan, (d) make all other decisions relating to the operation of the Plan and (e) carry out any other duties delegated to it by the Board under the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

2.3 Non-Officer Grants. The Board may also appoint a secondary committee of the Board, which shall be composed of one or more directors of the Company who need not satisfy the requirements of Section 2.1. Such secondary committee may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

3.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed

(a) 33,041,7481 plus (b) the additional Common Shares described in Section 3.2. The number of Common Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Common Shares that then remain available for issuance under the Plan. All Common Shares available under the Plan may be issued upon the exercise of ISOs. The limitation of this Section 3.1 shall be subject to adjustment pursuant to Article 10.

3.2 Shares Returned to Reserve. To the extent that Options, SARs or Stock Units are forfeited or expire for any other reason before being exercised or settled in full, the Common Shares subject to such Options, SARs or Stock Units shall again become available for issuance under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for issuance under the Plan. If Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for issuance under the Plan. If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Company pursuant to a forfeiture provision or for any other reason, then such Common Shares shall again become available for issuance under the Plan. Shares applied to pay the Exercise Price of Options or to satisfy tax withholding obligations related to any Award shall again become available for issuance under the Plan. To the extent that an Award is settled in cash rather than Shares, the cash settlement shall not reduce the number of Shares available for issuance under the Plan.

3.3 Dividend Equivalents. Any dividend equivalents paid or credited under the Plan with respect to Stock Units shall not be applied against the number of Common Shares that may be issued under the Plan, whether or not such dividend equivalents are converted into Stock Units.

ARTICLE 4. ELIGIBILITY.

4.1 Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the additional requirements set forth in Section 422(c)(5) of the Code are satisfied.

4.2 Other Grants. Only Employees, Outside Directors and Consultants shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs.

ARTICLE 5. OPTIONS.

5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation.

5.2 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10. Options granted to an Optionee in a single fiscal year of the Company shall not cover more than 1,500,000 Common Shares, except that Options granted to a new Employee in the fiscal year of the Company in which his or her Service commences may cover up to 2,000,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 10.

[1]	This number reflects adjustments for stock splits through December 3, 2010. It includes the increase of 8,000,000 shares approved by the Board on December 3, 2010, subject to the approval of the stockholders at the 2011 annual meeting.

2

5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price, which shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to Options granted pursuant to an assumption of, or substitution for, another option in a manner that would satisfy the requirements of Section 424(a) of the Code, whether or not such Section is applicable.

5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

5.5 Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. However, in the case of an ISO, the acceleration of exercisability shall not occur without the Optionee’s written consent. In addition, acceleration of exercisability may be required under Section 10.3.

5.6 Modification or Extension of Options. Within the limitations of the Plan, the Committee may modify or extend outstanding Options or may substitute new Options granted under the Plan for outstanding options granted by another issuer. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Options shall not be amended to reduce the Exercise Price of such Options or cancel such Options in exchange for cash or other Awards, or for Options with an Exercise Price that is less than the Exercise Price of the original Options, without stockholder approval. No modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

5.7 Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish. Except in connection with a corporate transaction involving the Company (including, without limitation, any reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), this Section 5.7 shall not apply to an Option with an Exercise Price that exceeds the Fair Market Value of a Common Share on the date of the buyout, unless the buyout has been approved by the Company’s stockholders.

ARTICLE 6. PAYMENT FOR OPTION SHARES.

6.1 General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except that the Committee at its sole discretion may accept payment of the Exercise Price in any other form(s) described in this Article 6. However, if the Optionee is an Outside Director or executive officer of the Company, he or she may pay the Exercise Price in a form other than cash or cash equivalents only to the extent permitted by Section 13(k) of the Exchange Act.

6.2 Exercise/Sale. With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

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6.3 Other Forms of Payment. With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7. STOCK APPRECIATION RIGHTS.

7.1 SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

7.2 Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 10. SARs granted to an Optionee in a single calendar year shall in no event pertain to more than 1,500,000 Common Shares, except that SARs granted to a new Employee in the fiscal year of the Company in which his or her Service commences may pertain to a maximum of 2,000,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 10.

7.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price, which shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to SARs granted pursuant to an assumption of, or substitution for, another SAR in a manner that would satisfy the requirements of Section 424(a) of the Code if such Section were applicable.

7.4 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

7.5 Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become exercisable as to all or part of the Common Shares subject to such SAR in the event that the Company is subject to a Change in Control or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of exercisability may be required under Section 10.3.

7.6 Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of exercise) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. A SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.

7.7 Modification or Extension of SARs. Within the limitations of the Plan, the Committee may modify or extend outstanding SARs or may substitute new SARs granted under the Plan for outstanding options granted by another issuer. Except in connection with a corporate transaction involving the Company (including,

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without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding SARs shall not be amended to reduce the Exercise Price of such SARs or cancel such SARs in exchange for cash or other Awards, or for SARs with an Exercise Price that is less than the Exercise Price of the original SARs, without stockholder approval. No modification of a SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

ARTICLE 8. RESTRICTED SHARES.

8.1 Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

8.2 Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, property, past services and future services. Within the limitations of the Plan, the Committee may accept the cancellation of outstanding options in return for the grant of Restricted Shares.

8.3 Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company or in the event that the Participant is subject to an Involuntary Termination after a Change in Control.

8.4 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest or (b) be invested in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

ARTICLE 9. STOCK UNITS.

9.1 Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

9.2 Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

9.3 Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that the Company is subject to a Change in Control or in the event that the Participant is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of vesting may be required under Section 10.3.

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9.4 Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

9.5 Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in such manner and at such times as specified in the Stock Unit Agreement. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents as specified in the Stock Unit Agreement. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10.

9.6 Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 10. PROTECTION AGAINST DILUTION.

10.1 Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares or a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, corresponding adjustments shall automatically be made in each of the following:

(a) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 3;

(b) The limitations set forth in Sections 5.2 and 7.2;

(c) The number of Common Shares covered by each outstanding Option and SAR;

(d) The Exercise Price under each outstanding Option and SAR; or

(e) The number of Stock Units included in any prior Award that has not yet been settled.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Except as provided in this Article 10, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

10.2 Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

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10.3 Reorganizations. In the event that the Company is a party to a merger or consolidation, all outstanding Awards shall be subject to the agreement of merger or consolidation. Such agreement shall provide for one or more of the following:

(a) The continuation of such outstanding Awards by the Company (if the Company is the surviving corporation).

(b) The assumption of such outstanding Awards by the surviving corporation or its parent, provided that the assumption of Options or SARs shall comply with Section 424(a) of the Code (whether or not the Options are ISOs).

(c) The substitution by the surviving corporation or its parent of new awards for such outstanding Awards, provided that the substitution of Options or SARs shall comply with Section 424(a) of the Code (whether or not the Options are ISOs).

(d) Full exercisability of outstanding Options and SARs and full vesting of the Common Shares subject to such Options and SARs, followed by the cancellation of such Options and SARs. The full exercisability of such Options and SARs and full vesting of such Common Shares may be contingent on the closing of such merger or consolidation. The Optionees shall be able to exercise such Options and SARs during a period of not less than five full business days preceding the closing date of such merger or consolidation, unless (i) a shorter period is required to permit a timely closing of such merger or consolidation and (ii) such shorter period still offers the Optionees a reasonable opportunity to exercise such Options and SARs. Any exercise of such Options and SARs during such period may be contingent on the closing of such merger or consolidation.

(e) The cancellation of outstanding Options and SARs and a payment to the Optionees equal to the excess of (i) the Fair Market Value of the Common Shares subject to such Options and SARs (whether or not such Options and SARs are then exercisable or such Common Shares are then vested) as of the closing date of such merger or consolidation over (ii) their Exercise Price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Subject to any requirements of Section 409A of the Code necessary to avoid application of Section 409A(a)(1) of the Code with respect to the Awards, such payment may be made in installments and may be deferred until the date or dates when such Options and SARs would have become exercisable or such Common Shares would have vested. Such payment may be subject to vesting based on the Optionee’s continuing Service, provided that the vesting schedule shall not be less favorable to the Optionee than the schedule under which such Options and SARs would have become exercisable or such Common Shares would have vested. If the Exercise Price of the Common Shares subject to such Options and SARs exceeds the Fair Market Value of such Common Shares, then such Options and SARs may be cancelled without making a payment to the Optionees. For purposes of this SubSection (e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(f) The cancellation of outstanding Stock Units and a payment to the Participants equal to the Fair Market Value of the Common Shares subject to such Stock Units (whether or not such Stock Units are then vested) as of the closing date of such merger or consolidation. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Stock Units would have vested. Such payment may be subject to vesting based on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Stock Units would have vested. Notwithstanding anything to the contrary contained herein, if required to avoid adverse tax consequences under Section 409A(a)(1) of the Code, the distribution date(s) applicable to Stock Units cancelled under this SubSection (f) shall be the date(s) specified in the Stock Unit Agreement. For purposes of this SubSection (f), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

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ARTICLE 11. AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 12. PAYMENT OF DIRECTOR’S FEES IN SECURITIES.

12.1 Effective Date. No provision of this Article 12 shall be effective unless and until the Board has determined to implement such provision.

12.2 Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Article 12 shall be filed with the Company on the prescribed form.

12.3 Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

ARTICLE 13. LIMITATION ON RIGHTS.

13.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

13.2 Stockholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise, paying any required Exercise Price, and satisfying any applicable withholding obligations. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan or an Award Agreement.

13.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 14. TAX MATTERS.

14.1 General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with any Awards granted under the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

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14.2 Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered. This Section 14.2 shall apply only to the minimum extent required by applicable tax laws.

14.3 Section 409A Matters. Except to the extent otherwise set forth in an Award Agreement, it is intended that Awards granted under the Plan be exempt from Section 409A of the Code, and any ambiguity in the terms of Awards and the Plan shall be interpreted consistently with this intent. To the extent an Award is not exempt from Section 409A of the Code, any ambiguity in the terms of such Award and the Plan shall be interpreted in a manner that to the maximum extent permissible supports compliance with the requirements of that statute such that Section 409A(a)(1) of the Code shall not apply. Notwithstanding anything in the Plan or an Award Agreement to the contrary, to the extent necessary to avoid application of Section 409A(a)(1) of the Code with respect to a Participant who is a “specified employee” within the meaning of Section 409A of the Code at the time of such Service termination, if the payment of any amount under an Award would result in the imposition of additional tax under Section 409A(a)(1) of the Code if paid to the Participant on or within the six (6) month period following Participant’s Service termination, then the payment of such amount will not be made until the date six (6) months and one (1) day following the date of Participant’s Service termination; provided that if the Participant dies thereafter but before the date that is six (6) months and one (1) day following Service termination, then such amount will be paid to the Participant’s estate as soon as practicable following his or her death. In addition, unless otherwise determined by the Committee, with respect to any Award subject to Section 409A of the Code that settles or pays as a result of a termination of the Participant’s Service, a Service termination shall mean a “separation of service” as defined under final Treasury Regulations issued under Section 409A of the Code.

ARTICLE 15. LIMITATION ON PAYMENTS.

15.1 Scope of Limitation. This Article 15 shall apply to an Award only if:

(a) The independent auditors selected for this purpose by the Committee (the “Auditors”) determine that the after-tax value of such Award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under Section 4999 of the Code), will be greater after the application of this Article 15 than it was before the application of this Article 15; or

(b) The Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall be subject to this Article 15 (regardless of the after-tax value of such Award to the Participant).

If this Article 15 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

15.2 Basic Rule. In the event that the Auditors determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a “Payment”) would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in Section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Article 15, the “Reduced Amount” shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code. For purposes of this Article 15, present value shall be determined in accordance with Section  280G(d)(4) of the Code.

15.3 Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of Section 280G of the Code, then the Company shall promptly give the Participant notice

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to that effect and a copy of the detailed calculation thereof and of the Reduced Amount. The Participant’s Payments will then be reduced in a manner that (a) first reduces any Payment subject to Code Section 409A (or if there are more than one such Payment, then all such Payments on a pro-rata basis) and then, to the extent necessary and in such manner as the Participant may elect, reduces any Payment(s) that is/are not subject to Code Section 409A; provided that if the Participant does not make such election within 10 days after receipt of the notice described above, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election; and (b) does not result in any Payment becoming subject to Code Section 409A(a)(1). All determinations made by the Auditors under this Article 15 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

15.4 Overpayments and Underpayments. As a result of uncertainty in the application of Section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an “Overpayment”) or that additional Payments which will not have been made by the Company could have been made (an “Underpayment”), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant that he or she shall repay to the Company, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount that is subject to taxation under Section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code. All such payments under this Section 15.4 shall be made by the end of the Participant’s taxable year following the Participant’s taxable year in which the taxes that are the subject of the audit or litigation are remitted to the taxing authorities, or where as a result of such audit or litigation no taxes are remitted, the end of the Participant’s taxable year following the Participant’s taxable year in which the audit is complete or there is a final and non-appealable settlement or other resolution of the litigation.

15.5 Related Corporations. For purposes of this Article 15, the term “Company” shall include affiliated corporations to the extent determined by the Auditors in accordance with Section 280G(d)(5) of the Code.

ARTICLE 16. FUTURE OF THE PLAN.

16.1 Term of the Plan. The Plan shall remain in effect until the earlier of (a) the date when the Plan is terminated under Section 16.2, or (b) January 14, 2019.

16.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

16.3 Stockholder Approval. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

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ARTICLE 17. DEFINITIONS.

17.1 “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

17.2 “Award” means any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

17.3 “Board” means the Company’s Board of Directors, as constituted from time to time.

17.4 “Change in Control” means:

(a) The consummation of a merger or consolidation of the Company or any Subsidiary with or into another entity or any other corporate reorganization, if immediately after such transaction the Ownership Percentage (as defined below) of persons who were not stockholders of the Company immediately before such transaction is 30% or more; provided, however, that if such percentage is less than 50%, a majority of the Incumbent Directors (as defined below) may determine prior to the consummation of such transaction that a Change in Control has not occurred after considering all relevant factors;

(b) The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c) A change in the composition of the Board, as a result of which fewer than two-thirds of the incumbent directors are directors who either (i) had been directors of the Company on the date hereof (the “Original Directors”) or (ii) were elected, or nominated for election, to the Board with the approval of at least a majority of the sum of (A) the Original Directors who were still in office at the time of the election or nomination and (B) the directors whose election or nomination was previously so approved (collectively, the “Incumbent Directors”); or

(d) Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 25% of the total voting power represented by the Company’s then outstanding voting securities.

For purposes of this Section 17.4, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Shares.

For purposes of SubSection (a) above, the term “Ownership Percentage” means the percentage of the voting power of the outstanding securities of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity.

For purposes of the proviso in SubSection (a) above, the factors to be considered by the Board in determining that a Change in Control has not occurred shall include, without limitation:

(i) The Ownership Percentage;

(ii) Whether there is a change in the composition of the Board or the board of directors of the continuing or surviving entity;

(iii) Whether there is a change in the management of the Company or the continuing or surviving entity;

(iv) The extent of the anticipated change in the business, operations or assets of the Company or the continuing or surviving entity;

(v) The level of severance benefits available to comparable management at any entity other than the Company resulting from any transaction specified in SubSections (a) through (d) above; and

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(vi) Whether treating the transaction as a Change in Control for purposes of the Plan is necessary or desirable for purposes of achieving the business objectives of the transaction specified in SubSections (a) through (d) above.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

17.5 “Code” means the Internal Revenue Code of 1986, as amended.

17.6 “Committee” means the Compensation Committee of the Board, as further described in Article 2.

17.7 “Common Share” means one share of the common stock of the Company.

17.8 “Company” means Ariba, Inc., a Delaware corporation.

17.9 “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor.

17.10 “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

17.11 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

17.12 “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

17.13 “Fair Market Value” means the closing sales price (or the closing bid, if no sales were reported) of the Common Shares on the principal U.S. market for Common Shares on the applicable date or, if the applicable date was not a trading day, on the last trading day prior to the applicable date. If Common Shares are no longer traded on a public U.S. securities market, the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate. The Committee’s determination shall be conclusive and binding on all persons.

17.14 “Involuntary Termination” shall have the meaning given such term in the agreement applicable to the Award or in any other agreement between the Company and the Participant.

17.15 “ISO” means an incentive stock option described in Section 422(b) of the Code.

17.16 “NSO” means a stock option not described in Sections 422 or 423 of the Code.

17.17 “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

17.18 “Optionee” means an individual or estate holding an Option or SAR.

17.19 “Outside Director” means a member of the Board who is not an Employee.

17.20 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or

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more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

17.21 “Participant” means an individual or estate holding an Award.

17.22 “Plan” means this Ariba, Inc. 1999 Equity Incentive Plan, as amended from time to time.

17.23 “Restricted Share” means a Common Share awarded under the Plan.

17.24 “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

17.25 “SAR” means a stock appreciation right granted under the Plan.

17.26 “SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

17.27 “Service” means service as an Employee, Outside Director or Consultant.

17.28 “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

17.29 “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

17.30 “Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.

17.31 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

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VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ARIBA, INC.

ATTN: Jennifer Meschewski 807 11TH AVENUE

SUNNYVLE, CA 94089

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

For

Withhold

For All

All

All

Except

The Board of Directors recommends a vote

FOR the following: 0 0 0

1. Election of Directors

Nominees

01 Robert M. Calderoni 02 Robert E. Knowling, Jr.

The Board of Directors recommends a vote FOR proposals 2 and 3. For Against Abstain

2 To approve an amendment to Ariba’s 1999 Equity Incentive Plan to increase the number of shares of common stock available 0 0 0 under the plan by 8,000,000 shares and to approve the material terms of this plan for tax purposes.

3 To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal 0 0 0 year ending September 30, 2011

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

0000078769_1 R2.09.05.010

For address change/comments, mark here. 0

(see reverse for instructions) Yes No

Please indicate if you plan to attend this meeting 0 0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (Joint Owners) Date

Signature [PLEASE SIGN WITHIN BOX] Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is/are available at www.proxyvote.com .

ARIBA, INC.

Annual Meeting of Shareholders January 18, 2011 8:00 AM

This proxy is solicited by the Board of Directors

The undersigned holder of common stock (the “Common Stock”), par value $0.002, of Ariba, Inc. (the “Company”) hereby appoints Robert M. Calderoni and Ahmed Rubaie, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on January 18, 2011 at 8:00 a.m. local time, at ARIBA, 11625 Rainwater Drive, 500-600 Northwinds Center, Suite 150, Alpharetta, GA, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED IN THE PROXY STATEMENT, FOR THE APPROVAL OF AN AMENDMENT TO ARIBA’S 1999 EQUITY INCENTIVE PLAN, FOR THE

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2011, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Chief Financial Officer of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000078769_2 R2.09.05.010